UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
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OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
6295 Allentown Boulevard, Suite 1
Harrisburg, Pennsylvania 17112
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 15, 2023
To our Stockholders,
Notice is hereby given that the 2023 Annual Meeting of Stockholders of Ollie’s Bargain Outlet Holdings, Inc. (“Annual Meeting”) will be held on June 15, 2023, at 10:00 a.m. local time at the Colonial Golf and Tennis Club, 4901 Linglestown Road, Harrisburg, PA 17112 to:
1.	Elect eight directors to serve on the Board of Directors until the 2024 annual meeting of stockholders;
2.	Approve a non-binding proposal regarding named executive officer compensation; and
3.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024.
We will also consider any other matters that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Our Board of Directors has fixed the close of business on April 17, 2023, as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and any adjournments or postponements thereof.
To reduce the environmental impact and cost of our Annual Meeting, we have elected to provide access to proxy materials over the internet electronically under the Securities and Exchange Commission’s “notice and access” rules. However, if you prefer to receive paper copies of our annual proxy materials, please follow the instructions included in the Notice of Internet Availability.
To be admitted to the Annual Meeting, you must present proof of stock ownership as of the record date and a valid photo identification. Please follow the procedures described on page 3 of the proxy statement.
Your vote is important. We encourage you to vote by proxy in advance of the Annual Meeting, whether or not you plan to attend.
BY ORDER OF THE BOARD OF DIRECTORS

James J. Comitale
Senior Vice President, General Counsel and Corporate Secretary
May 5, 2023

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
Proxy Statement - Table of Contents
i

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
6295 Allentown Boulevard, Suite 1
Harrisburg, Pennsylvania 17112
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 15, 2023
INFORMATION CONCERNING THE ANNUAL MEETING AND VOTING
The Board of Directors (the “Board”) of Ollie’s Bargain Outlet Holdings, Inc. (“Ollie’s,” “we,” “us,” “our,” or the “Company”) is soliciting your proxy to be voted at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 15, 2023, at 10:00 a.m. local time at the Colonial Golf and Tennis Club, 4901 Linglestown Road, Harrisburg, PA 17112, and any postponement or adjournment thereof.
Matters Considered at the Annual Meeting
At the Annual Meeting, stockholders will be asked to vote to: (1) elect eight nominees named herein as directors to hold office until the 2024 annual meeting; (2) approve a non-binding proposal regarding the compensation of named executive officers (“Named Executive Officer(s)” or “NEO(s)”); and (3) ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024. The Board is not aware of any matters to be brought before the Annual Meeting other than as set forth in the notice of meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy, or their substitutes will vote in accordance with their best judgment on such matters.
Record Date; Stock Outstanding and Entitled to Vote
Holders of common stock as of the record date, which was the close of business on April 17, 2023, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 61,897,333 shares of common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.
Important Notice of Internet Availability Proxy Materials
Under the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing Proxy Materials as defined on page 2 of this Proxy Statement to most of our stockholders on the internet, rather than mailing printed copies. By doing so, we save costs and reduce our impact on the environment. If you received a Notice of Internet Availability by mail, you will not receive printed copies of the Proxy Materials unless you request them. Instead, the Notice of Internet Availability will instruct you how to access and review the Proxy Materials on the internet. If you would like printed copies of the Proxy Materials, please follow the instructions on the Notice of Internet Availability. The Notice of Internet Availability was first mailed on or before May 5, 2023, to all stockholders of record as of the record date for the Annual Meeting.
Participating in the Annual Meeting; Admission
If you are a stockholder of record, you will need to present the Notice of Internet Availability or proxy card that you received, together with a form of personal photo identification, in order to be admitted into the Annual Meeting. If you are the beneficial owner of shares held in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker, or other nominee as of the close of business on April 17, 2023, along with a form of personal photo identification. Alternatively, you may contact the broker, bank, or other nominee in whose name your shares of common stock are registered and obtain a legal proxy to bring to the Annual Meeting.

We will decide in our sole discretion whether the documentation presented for admission meets the requirements described above.
Proxy Materials
Our “Proxy Materials” include:
•	This Proxy Statement;
•	A Notice of our Annual Meeting (which is attached to this Proxy Statement); and
•	Our 2022 Annual Report to Stockholders.
If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a Proxy Card or voting instruction form. If you received or accessed these materials through the internet, your Proxy Card or voting instruction form are available to be filled out and executed electronically. You should review the entire Proxy Statement and the 2022 Annual Report to Stockholders before you vote.
Quorum; Shares Held by Brokers
The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date, is required to constitute a quorum to transact business at the Annual Meeting.
Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by broker non-votes (as defined below) also are counted as present and entitled to vote for purposes of determining a quorum.
If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the Annual Meeting. If your broker does not receive instructions from you on how to vote your shares on a non-discretionary item, then the broker will not be able to vote your shares, which is known as a “broker non-vote.” The appointment of KPMG (Proposal 3) is considered a discretionary item, and brokers may vote on behalf of beneficial owners who have not furnished voting instructions on this discretionary item. Brokers cannot vote on the other proposals contained in this Proxy Statement, which are considered “non-routine” or non-discretionary proposals, unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes.”
Required Votes on Proposals
Election of Directors. Proposal 1. The affirmative vote of the holders of a majority of the votes cast with respect to the director at the Annual Meeting is required to elect each nominee named herein as a director. Abstentions and broker non-votes will have no effect on this proposal.
Non-Binding Advisory Vote to Approve Named Executive Officer Compensation. Proposal 2. The affirmative vote of the majority of shares present in person or represented by proxy and voting on the subject matter at the Annual Meeting is required to approve this item. Abstentions count as a vote “against”, and broker non-votes will have no effect on this proposal.
Ratification of the Selection of KPMG. Proposal 3, relating to the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending February 3, 2024, will be approved if it receives the affirmative vote of the majority of shares present in person or represented by proxy at a meeting and voting on the subject matter. This proposal is a discretionary item, and brokers may vote on behalf of beneficial owners who have not furnished voting instructions on this item. Abstentions will count as a vote against this proposal.
Other Matters. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Although the advisory vote in Proposal 2 is non-binding, our Board will review the results of the vote and will take it into account in making determinations concerning our Named Executive Officer compensation.
The vote on each matter submitted to the stockholders is tabulated separately. Broadridge Financial Solutions, or a representative thereof, will tabulate the votes.
How to Vote; Revocation of Proxies
Stockholders of record are requested to vote by proxy in one of four ways:
•	By telephone - Use the toll-free telephone number shown on the Notice of Internet Availability or any proxy card you receive;
•	By internet - Visit the internet website indicated on the Notice of Internet Availability or any proxy card you receive and follow the on-screen instructions; or
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By mail - If you request a paper proxy card by telephone or internet, you may elect to vote by mail. If you elect to do so, you should date, sign, and promptly return your proxy card by mail in the postage prepaid envelope which accompanied that proxy card.

•	In person - You can deliver a completed proxy card at the Annual Meeting or vote in person.
Voting instructions (including instructions for both telephonic and internet proxies) are provided on the Notice of Internet Availability and on any proxy card you receive. The internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholder instructions have been recorded properly. A control number, located on the Notice of Internet Availability, or proxy card, will identify stockholders, and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by internet or telephone, it will not be necessary to return a proxy card for your vote to be counted.
If a stockholder does not submit a proxy by the internet or by telephone or return a signed proxy card and does not attend the Annual Meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the internet, which are not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein.
If instructions are not given and you do not indicate how your shares should be voted on a proposal, the shares represented by a properly completed proxy will be voted as the Board recommends. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Company in its sole discretion, on any matters brought before the Annual Meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.
Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company’s Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet), or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.
If your shares are held in the name of a bank, broker, fiduciary, or custodian, follow the voting instructions on the form you receive from your record holder. The availability of internet and telephone proxies for these stockholders will depend on their voting procedures.
Householding
Some banks, brokers, and other holders of record may be participating in the practice of “householding” proxy statements, annual reports, or notices. This means that only one copy of our Proxy Materials or Notice of Availability, as applicable, may have been sent to multiple stockholders in your household. If you want to receive separate copies of our Proxy Materials or Notice of Availability, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other holder of record, or you may contact James J. Comitale, Senior Vice President, General Counsel and Secretary at Ollie’s Bargain Outlet Holdings, Inc., by written request, at 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.

If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice of Internet Availability relating to these Proxy Materials or copy of these Proxy Materials themselves. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, Telephone: (800) 937-5449, or (718) 921-8124.
Proxy Solicitation
The Company is paying the costs of the solicitation of proxies. Members of our Board and officers and employees may solicit proxies by mail, telephone, fax, email, or in person. We will not pay directors, officers, or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.
No arrangements or contracts have been made or entered into with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. If done, such solicitations may be made by mail, telephone, facsimile, e-mail, or personal interviews.
Annual Report and Company Information
Our Annual Report to Stockholders, which contains consolidated financial statements for the fiscal year ended January 28, 2023 (“Fiscal 2022”), is being furnished to stockholders concurrently herewith. You also may obtain a copy of our Annual Report on Form 10-K for Fiscal 2022 that was filed with the SEC, without charge, by writing to Ollie’s Bargain Outlet Holdings, Inc., Attn: General Counsel, 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112. These materials will also be available without charge at “Investor Relations” on our website at www.ollies.us.
Corporate Governance Highlights
Our Board is committed to continued evaluation and improvement of our governance practices, including as set forth under the section of this Proxy Statement entitled “Corporate Governance Matters,” in order to serve the best interests of the Company and our stockholders.
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As of the end of Fiscal 2022, we are in compliance with Nasdaq’s Board Diversity Rule. We publicly disclose board-level diversity statistics using a standardized template and have at least two (2) diverse board members, including at least one (1) female board member.

•	On November 29, 2022, our Board fixed the number of directors at eight and appointed Abid Rizvi as a member of the Board.
•	Our Board consists of all independent, non-employee directors other than our Chief Executive Officer.
•	Our Board is fully declassified, and all our directors are up for election annually.
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Our Board has adopted the so-called “Rooney Rule,” requiring that we or search firms we engage to recruit directors must include qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Committee selects director candidates. Accordingly, our Nominating and Corporate Governance Committee Charter requires that the Committee include and require that any search firm that it engages includes qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Committee selects director candidates.

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The Company’s Corporate Governance Guidelines and Principles reflect the Board’s commitment to consider diversity of race, ethnicity, gender, age, nationality, education, cultural background, and professional experiences in evaluating candidates.

•	Our Nominating and Corporate Governance Committee Charter requires that the Committee periodically review our environmental, social and governance (“ESG”) strategy, initiatives, and policies.
•	We have a majority voting standard for directors in uncontested elections with a resignation policy for directors who do not receive the support of a majority of our stockholders.

•	Our Nominating and Corporate Governance Committee is comprised entirely of independent directors, including an independent Chair of the Committee.
•	Our Certificate of Incorporation does not contain any supermajority vote provisions.
•	All employees and directors are prohibited from hedging and pledging shares of Company stock.
•	Directors are required to notify the Board when the director’s principal occupation or business association changes substantially from the position held when the director originally joined the Board.
•	None of our directors currently serves on more than three other public company boards.
•	The Board and each of its committees conduct annual self-evaluations, during which Board refreshment is considered.

PROPOSAL 1—ELECTION OF DIRECTORS
Our Board currently consists of eight (8) directors. Our current Board members are Alissa Ahlman, Robert Fisch, Stanley Fleishman, Thomas Hendrickson, Abid Rizvi, John Swygert, Stephen White, and Richard Zannino.
Our Board is fully declassified. Alissa Ahlman, Robert Fisch, Stanley Fleishman, Thomas Hendrickson, Abid Rizvi, John Swygert, Stephen White, and Richard Zannino have been nominated for election at the Annual Meeting for a one-year term, and if elected, they are expected to stand for re-election next at our 2024 annual meeting of stockholders.
In selecting director candidates for election at the Annual Meeting, our Nominating and Corporate Governance Committee and our Board considered whether each candidate possesses the required skill sets and fulfilled the qualification requirements of directors approved by the Board, including independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The following biographies describe the business experience of each director and nominee.
The nominees for election as directors at the Annual Meeting are described below. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated each of the candidates for election. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.
In the event that, in an uncontested election, any incumbent director does not receive a majority of the votes cast in his or her favor, such director will promptly tender his resignation to the Board. Following the consideration of the recommendation of the Nominating and Corporate Governance Committee, the Board will decide whether to accept or reject the tendered resignation or whether other action should be taken. The Board will disclose its explanation within 90 days from the publication of the Board election results. The Nominating and Corporate Governance Committee and the Board may consider any factor deemed appropriate in deciding whether to accept or reject the tendered resignation.
Your Board unanimously recommends a vote “FOR” each of the nominees for directors.

DIRECTORS AND DIRECTOR NOMINEES
NOMINEES FOR ELECTION AT THE ANNUAL MEETING
Director	Age	Tenure	Committee Service
Alissa Ahlman	51	2020 - present	Compensation Committee, Nominating and Corporate Governance Committee
Robert Fisch	73	2015 - present	Compensation Committee, Nominating and Corporate Governance Committee
Stanley Fleishman	71	2013 - present	Audit Committee, Nominating and Corporate Governance Committee (Chair)
Thomas Hendrickson	68	2015 - present	Audit Committee (Chair), Nominating and Corporate Governance Committee
Abid Rizvi	47	2022 - present	Audit Committee, Nominating and Corporate Governance Committee
John Swygert	54	2019 - present	None
Stephen White	68	2016 - present	Audit Committee, Nominating and Corporate Governance Committee
Richard Zannino	64	2012 - present	Compensation Committee (Chair), Nominating and Corporate Governance Committee
Alissa Ahlman has served as a director since May 2020. Ms. Ahlman serves as the Chief Merchandising Officer of the Home Furnishing Division for the Franchise Group, Inc. since December 2022. In this role, Ms. Ahlman oversees merchandising, planning, allocation, and supply chain for American Freight, Badcock Furniture, and Buddy’s Home Furnishings. Prior to the Franchise Group, Ms. Ahlman was the Chief Merchandising Officer and Chief Design Officer for At Home Group, Inc. (“At Home”), a high growth, national big-box retailer specializing in home décor, furniture, and seasonal products. Ms. Ahlman joined Garden Ridge in March 2008, prior to its rebranding to At Home in 2014. Ms. Ahlman was responsible for the merchandise transformation at At Home and was part of the executive leadership team that rebranded Garden Ridge to At Home, including its initial public offering in 2016. Ms. Ahlman held various roles in merchandising and merchandise planning until her retirement from At Home in December 2018. Before joining At Home, Ms. Ahlman served in merchandising roles at 99 Cents Only Stores LLC and Factory 2-U Stores, Inc. Ms. Ahlman’s retail, merchandising, and business experience qualify her to serve as one of our directors.
Robert Fisch has served as a director since September 2015. Mr. Fisch serves as the President of RNF Group, a consulting company focused on the assessment and evaluation of retail and other business enterprises, as well as providing mentoring services to existing management of these companies, a position he has held since January 2017. Mr. Fisch is a featured ForbesBooks author, publishing his most recent book “Get A Life – A Roadmap to Rule the World” in January 2023, in addition to “FischTales: The Making of a Millennial Baby Boomer”, published in 2019. In September 2020 he joined the Fashion Institute of Technology (“FIT”) Board. He has launched with FIT the Bob Fisch Graduate Student Award Program in addition to being a speaker and mentor to the students. He served as the President, Chief Executive Officer, and Chairman of the Board of rue21, inc., a large specialty apparel retailer, from June 2001 until October 2016. Mr. Fisch served as a member of the Board of Directors of The Children’s Place, Inc. (Nasdaq: PLCE) from June 2004 until March 2013. From February 1987 to December 1999, he served as the President of Casual Corner Group, Inc. Mr. Fisch’s strategic business acumen and experience as a corporate director of publicly-traded retail companies qualify him to serve as one of our directors.
Stanley Fleishman has served as a director since March 2013. Mr. Fleishman has been the Executive Chairman of Jetro/Restaurant Depot Group (“JRD”), a nationwide wholesale cash and carry food service distributor, since 2017, prior to which he held the position of Chief Executive Officer since 1992, and prior to that was Chief Financial Officer. JRD is a multi-billion-dollar business with 150 wholesale cash and carry locations in 34 states. Mr. Fleishman led the efforts to grow the business from a local distributor to a national multi-billion-dollar company. Prior to joining JRD, Mr. Fleishman was the Chief Executive Officer of Dion

Stores, a South African retail chain, from 1982 to 1985. He holds an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Fleishman holds undergraduate degrees in business and accounting. Mr. Fleishman’s broad management expertise and his knowledge of the wholesale retail industry qualify him to serve as one of our directors.
Thomas Hendrickson has served as a director since March 2015. Mr. Hendrickson was most recently the Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer for Sports Authority Inc., a sporting goods retailer, from August 2003 until his retirement in February 2014. Prior to joining Sports Authority Inc., Mr. Hendrickson was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer for Gart Sports Company from January 1998 until the time of its merger with Sports Authority Inc. in August 2003. Mr. Hendrickson is currently a director and the Chairperson of the audit committee of the Board of Directors of O’Reilly Automotive, Inc. (Nasdaq: ORLY) as well as a director and the Chairperson of the audit committee of the Board of Directors of Snap One Holdings Corporation (Nasdaq: SNPO). Mr. Hendrickson’s financial, accounting, acquisition and business experience qualify him to serve as one of our directors.
Abid Rizvi has served as a director since November 2022. Mr. Rizvi currently serves as the Chief Executive Officer of AriZona Beverages, a position he has held since 2020. He previously held other leadership positions at AriZona Beverages since joining in 2016. Mr. Rizvi also brings over 20 years of experience in consumer investment banking, having served as Managing Director and Head of Consumer and Retail Mergers & Acquisitions at RBC Capital Markets, LLC, from 2014 to 2016, and the Americas Head of Consumer and Head of Consumer and Retail Mergers & Acquisitions at Jefferies, LLC from 2010 to 2014. Mr. Rizvi began his investment banking career at Merrill Lynch & Co. where he rose to the position of Managing Director. He has extensive experience in business operations, mergers and acquisitions, and financings. Mr. Rizvi earned an MBA from MIT’s Sloan School of Management and a Bachelor of Science degree from MIT. Mr. Rizvi’s experience in finance, business leadership and operations, and banking qualify him to serve as one of our directors.
John Swygert has been our President and Chief Executive Officer since December 2019. Prior to this appointment, Mr. Swygert was our Executive Vice President and Chief Operating Officer since January 2018. Mr. Swygert joined Ollie’s in March 2004 as our Chief Financial Officer and was later promoted to Executive Vice President and Chief Financial Officer in 2011. Mr. Swygert has worked in discount retail as a finance professional for over 30 years. Prior to joining Ollie’s, Mr. Swygert was Executive Vice President and Chief Financial Officer at Factory 2-U Stores, Inc. Prior to this, Mr. Swygert held several positions at Factory 2-U Stores, Inc. from 1992, ranging from Staff Accountant, Assistant Controller, Controller, Director of Financial Planning and Analysis, and Vice President of Finance and Planning. Mr. Swygert also previously worked for PETCO Animal Supplies, Inc. in Business Development and Financial Analysis. He served on the Board of Directors of Truck Hero Holdings, Inc., a privately held company, from 2018 through January 2021. Since July 2021, Mr. Swygert has served on the Board of Directors and Audit Committee of Hillman Solutions Corp. (Nasdaq: HLMN). Mr. Swygert’s extensive industry, company, and operational experience acquired from having served as our Chief Executive Officer since December 2019, and, prior to that, serving as our Chief Operating Officer, Chief Financial Officer, and in other various positions prior to joining Ollie’s, qualify him to serve as one of our directors.
Stephen White has served as a director since July 2016. Mr. White was most recently the Chief Logistics Officer at Dollar Tree, Inc. from April 2003 until his retirement in May 2016. Mr. White first joined Dollar Tree in 1994 and was responsible for building the logistics division during his tenure at the company. Prior to joining Dollar Tree, Mr. White served as Director of Transportation and Administration and held various other distribution and transportation positions at Ames Department Stores from 1986 to 1994. Prior to Ames, Mr. White held several transportation and supply chain positions with a number of companies, including LyphoMed Pharmaceuticals, Eastern Airlines, Incom International, and Shell Oil Company. Mr. White also consults in the field of global logistics on a part-time basis. Mr. White holds a Bachelor of Science in Business Administration with dual majors in Transportation and Distribution Management, and Finance and Insurance from Northeastern University. Mr. White’s extensive experience in logistics and financial matters qualify him to serve as one of our directors.

Richard Zannino is our Lead Independent Director and has served as a director since September 2012. Mr. Zannino is a Managing Director of CCMP and a member of the firm’s Investment Committee. Prior to joining CCMP in 2009, Mr. Zannino was Chief Executive Officer and a member of the Board of Directors of Dow Jones & Company. Mr. Zannino joined Dow Jones as Executive Vice President and Chief Financial Officer in February 2001 and was promoted to Chief Operating Officer in July 2002 and to Chief Executive Officer and Director in February 2006. Prior to joining Dow Jones, Mr. Zannino was Executive Vice President in charge of strategy, finance, mergers and acquisitions, technology, and a number of operating units at Liz Claiborne. He originally joined Liz Claiborne in 1998 as Chief Financial Officer. Mr. Zannino serves on the Boards of Directors of Hillman Solutions Corp. (Nasdaq: HLMN), The Estée Lauder Companies Inc. (NYSE: EL), and IAC/InterActiveCorp. (Nasdaq: IAC). Mr. Zannino’s past leadership experience, strong finance and management background in the retail industry and his wide-ranging experience investing in and serving as a director for a diverse group of private and public companies qualify him to serve as one of our directors.
To be elected, each of our nominees must receive the affirmative vote of the holders of a majority of the votes cast with respect to such nominee at the Annual Meeting.

EXECUTIVE OFFICERS
Set forth below are biographical summaries of our executive officers as of May 5, 2023. See “Proposal 1—Election of Directors” above for information about Mr. Swygert, who serves as our President and Chief Executive Officer.
Name	Age	Position(s)
John Swygert	54	President and Chief Executive Officer
Robert Helm	43	Senior Vice President and Chief Financial Officer
Eric van der Valk	53	Executive Vice President and Chief Operating Officer
Kevin McLain	57	Senior Vice President, General Merchandise Manager
Larry Kraus	52	Vice President, Chief Information Officer
James Comitale	58	Senior Vice President, General Counsel and Secretary
Robert Helm has been our Senior Vice President and Chief Financial Officer since October 2022. Prior to joining Ollie’s in 2022, Mr. Helm served as Chief Financial Officer of The Children’s Place, Inc. (Nasdaq: PLCE) (“TCP”), a children’s specialty apparel retailer. After joining TCP in 2016 as Vice President and Controller, he assumed roles of increasing responsibility, leading to his appointment to Chief Financial Officer in 2021. Prior to TCP, he held various finance leadership roles at prominent retailers including Ralph Lauren, Rag & Bone, and FreshDirect. Mr. Helm began his career in public accounting and auditing, including at KPMG.
Eric van der Valk has been our Executive Vice President and Chief Operating Officer since May 2021. Prior to joining Ollie’s in 2021, Mr. van der Valk served as President and Chief Operating Officer of Christmas Tree Shops (“CTS”), a discount retailer specializing in seasonal, home decor, consumables, and closeout merchandise. After joining CTS in 2005, shortly after it was purchased by Bed Bath and Beyond, he assumed roles of increasing responsibility, leading to his appointment to Chief Operating Officer in 2018 and President and Chief Operating Officer in 2019. Prior to CTS, he held various financial and merchandising roles at May Department Stores Filene’s and Robinsons-May divisions including VP Planning and Divisional Controller from 1998 to 2005. Prior to this, Mr. van der Valk served as head of store operations for KB Toys.
Kevin McLain has been our Senior Vice President, General Merchandise Manager since May 2014. From May 2011 to May 2014, Mr. McLain was a Senior Vice President with Variety Wholesalers, where he was Senior Vice President, General Merchandise Manager of Hardlines. From January 1997 to May 2011, Mr. McLain held the position of Vice President, Merchandise Manager with Anna’s Linens, a textile and home goods retailer based in Costa Mesa, California. Prior to his position with Anna’s Linens, Mr. McLain served in various managerial roles for the Target Corporation.
Larry Kraus has been our Vice President, Chief Information Officer since February 2017. Prior to joining Ollie’s, Mr. Kraus served as Vice President of Technology for The Bon-Ton Stores, a regional department store chain, a position he held since March 2008. Prior to this, Mr. Kraus held the position of Divisional Vice President, Technical Services and Operations at the Bon-Ton Stores. Prior to joining The Bon-Ton Stores, Mr. Kraus held various information technology positions at Rite Aid Corporation and Walmart.
James Comitale has been our Senior Vice President and General Counsel since October 2021. Prior to joining Ollie’s in 2021, Mr. Comitale served as Executive Vice President, General Counsel and Corporate Secretary at Rite Aid Corporation, a position he held since October 2015. Mr. Comitale joined Rite Aid Corporation in 1997, spending more than 23 years in-house with the company. Prior to his tenure at Rite Aid Corporation, Mr. Comitale was an attorney in private practice primarily responsible for matters in Pennsylvania and New Jersey.
Each of our executive officers serve at the discretion of our Board without specified terms of office.

CORPORATE GOVERNANCE MATTERS
Director Independence
Pursuant to our Corporate Governance Guidelines and Principles, the Board affirmatively determines whether our directors are independent under the Nasdaq Stock Market (“Nasdaq”) corporate governance listing standards.
During its review of director independence, the Board considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. As a result of this review and based on the recommendation of the Nominating and Corporate Governance Committee, the Board affirmatively determined that Ms. Ahlman and Messrs. Fisch, Fleishman, Hendrickson, Rizvi, White, and Zannino are independent directors under the applicable Nasdaq rules.
Committees of the Board
Our Board has three standing committees: its Audit Committee, its Compensation Committee, and its Nominating and Corporate Governance Committee. Our Board has adopted charters for each of its standing committees. Current copies of our committee charters are posted on our website at www.ollies.us.
Audit Committee
The current members of the Audit Committee are Messrs. Fleishman, Hendrickson (Chair), Rizvi, and White. The Board has determined that Mr. Hendrickson is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee. Messrs. Fleishman, Hendrickson, Rizvi, and White meet the definition of “independent director” for purposes of serving on our Audit Committee under applicable SEC and Nasdaq rules.
The Audit Committee, among other items: (i) monitors and oversees our accounting and financial reporting processes, and the integrity of the corporate accounting and financial reporting processes and financial information, including financial statements; (ii) reviews our compliance with legal and regulatory requirements; (iii) oversees our processes relating to risk management, including cybersecurity risk; (iv) oversees our conduct and systems of internal control over financial reporting and disclosure controls and procedures; (v) oversees the annual audit of the Company’s financial statements; (vi) evaluates the independent registered public accounting firm’s qualifications, engagement, compensation and independence; and (vii) monitors the performance of the Company’s independent registered public accounting firm as well as any other public accounting firm engaged to perform other audit, review, or attest services.
The Audit Committee met four (4) times during Fiscal 2022. The Audit Committee meets with our independent registered public accounting firm without management present on a regular basis.
Compensation Committee
The current members of the Compensation Committee are Ms. Ahlman and Messrs. Fisch and Zannino (Chair). All members of the Compensation Committee meet all applicable independence standards under Nasdaq corporate governance standards.
The Compensation Committee, among other items: (i) reviews and approves appropriate compensation of our Chief Executive Officer and our other executive officers; (ii) oversees management succession planning; (iii) reviews and approves employment arrangements with our executive officers; (iv) administers equity and non-equity compensation plans and programs; (v) evaluates and recommends to the Board appropriate forms and amounts of director compensation; and (vi) prepares the annual report of the Compensation Committee. As required by applicable SEC rules, it will also recommend to the Board the frequency of the “say-on-pay” vote.
The Compensation Committee also reviews and recommends to the Board the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers. The Compensation Committee has sole decision-making authority with respect to all compensation recommendations for our executive officers, subject to further action of the Board as the Board shall determine.

To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. During Fiscal 2022, our Compensation Committee engaged Pearl Meyer & Partners LLC (“Pearl Meyer”), a consulting firm, to advise on director compensation.
The Compensation Committee met four (4) times in Fiscal 2022. Decisions regarding executive compensation were approved by our Board after taking into account the recommendations of the Compensation Committee and its members.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Ms. Ahlman and Messrs. Fisch, Fleishman (Chair), Hendrickson, Rizvi, White, and Zannino. All members of the Nominating and Corporate Governance Committee meet the applicable independence standards under Nasdaq corporate governance standards.
The Nominating and Corporate Governance Committee, among other items, oversees the nomination process for candidates to the Board including candidates recommended by stockholders, and filling vacancies consistent with the criteria approved by the Board. The Nominating and Corporate Governance Committee also: (i) reviews the effectiveness of, recommends modifications as appropriate to, and reviews Company disclosures concerning (x) the Company’s policies and procedures for identifying and screening Board nominee candidates;(y) the Company’s process and criteria (including experience, qualifications, attributes, diversity, or skills in light of the Company’s business and structure) used to evaluate Board membership and director independence and (z) any policies with regard to diversity on the Board; (ii) reviews disclosures concerning director and nominee’s experience, qualifications, attributes, or skills that led to the decision that each director or nominee should serve as a director; (iii) reviews the relationships between directors, the Company, and members of management annually and recommends to the Board whether each director qualifies as independent; (iv) assesses the appropriateness of a director nominee who does not receive a “majority of the votes cast” at an election of directors continuing to serve as a director and recommends to the Board action to be taken in accordance with the resignation policy set forth in the Company’s Corporate Governance Guidelines and Principles, (v) reviews the appropriate skills and characteristics required of directors in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company; (vi) reviews periodically the Board and committee structure and leadership and recommends any changes to the Board; (vii) reviews the design of new director orientation and continuing education for all directors in conjunction with Company management; (viii) develops the methodology for annual self-evaluations of the Board, its committees, and executive management; (ix) develops the methodology for, coordinates, and oversees annual self-evaluations of the role and performance of the Board and its committees and management in the governance of the Company; and (x) reviews periodically the Company’s ESG strategy, initiatives, and policies.
In recommending director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board, including independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. As discussed below, upon the recommendation of our Nominating and Corporate Governance Committee, our Board adopted a so-called “Rooney Rule,” requiring that we or search firms we engage to recruit directors must include qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Committee selects director candidates, and adopted a diversity policy for director candidates.
The Company’s Corporate Governance Guidelines and Principles reflect the Board’s commitment to consider diversity of race, ethnicity, gender, age, nationality, education, cultural background, and professional experiences in evaluating Board candidates. Our Nominating and Corporate Governance Committee Charter requires that any search firm that the Company or Nominating and Corporate Governance Committee engages includes qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Committee selects director candidates.
Stockholders may submit recommendations for consideration to the Nominating and Corporate Governance Committee, which will be evaluated using substantially the same criteria as applied to recommendations of directors and members of management, by providing the person’s name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Ollie’s Bargain Outlet Holdings, Inc., Attn: The Board of Directors, the Nominating and Corporate Governance Committee, 6295 Allentown Blvd., Suite 1, Harrisburg, Pennsylvania 17112. No potential director nominees were recommended by stockholders in 2022.
To assist it in performing its duties, the Nominating and Corporate Governance Committee has the authority to engage outside consulting firms.
The Nominating and Corporate Governance Committee met four (4) times in Fiscal 2022.
Director Nominations
Our director nominees up for election at this Annual Meeting are recommended to our Board for election by our Nominating and Corporate Governance Committee and nominated for election by the Board.
As noted above, our Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). In general, in identifying and evaluating nominees for director, our Board considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board, including independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities.
Board Diversity
Our Corporate Governance Guidelines and Principles make explicit that diversity at the Board level is an essential element in supporting the attainment of the Company’s strategic objectives. Our Board believes that diversity of race, ethnicity, gender, age, nationality, education, cultural background, and professional experiences are meaningful for Board function. Our Nominating and Corporate Governance Committee is focused on identifying highly qualified diverse candidates and will consider, among other factors, the extent to which a candidate would result in increased diversity of the Board. The Nominating and Corporate Governance Committee and the Board intends to continue to search for candidates who would enable the Board to become more diverse in terms of gender and ethnicity, and any director candidate so identified who also possesses the required skill sets and fulfills the Board’s established qualification requirements will be presented to the Nominating and Corporate Governance Committee for consideration. Our Board has adopted a so-called “Rooney Rule,” requiring that we or search firms we engage to recruit directors must include qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Committee selects director candidates.
Board Diversity Matrix (as of May 5, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	1	7	—	—
Number of Directors Who Self-Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did not Disclose Demographic Background	—	—	—	—

Board Refreshment
Our Board believes periodic board refreshment promotes effective board structure and composition. The Board is elected annually and, as of the 2022 annual meeting of stockholders, is no longer classified. The Board does not have a mandatory retirement age or term limits for directors. The Company reviews each director’s continued role on the Board and the Board’s composition annually to ensure the Board continues to generate new ideas and operate effectively. The Nominating and Corporate Governance Committee considers each director’s age and length of tenure when considering Board composition and seeks to maintain a balance of experience and continuity.
Our Nominating and Corporate Governance Committee manages the process of identifying and screening potential director candidates to the Board, including candidates recommended by stockholders and filling vacancies consistent with the criteria approved by the Board. The annual Board and director self-assessment processes are important determinants in a director’s renomination and tenure. In 2020, we elected Alissa Ahlman to our Board, and in 2022, we appointed Abid Rizvi to our Board, each of whom brings diversity and demonstrated success in fields critical to our business.
Board Role in Risk Oversight
Our Board and management continually monitor the material risks facing our Company, including, but not limited to financial risk, strategic risk, operational risk, and legal and compliance risk. Management regularly reports to the Board on its activities in monitoring and mitigating such risks. Overall responsibility for risk oversight rests with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which risk falls within the committee’s area of focus or expertise.
Our Board believes that for certain areas of risk, our Company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire Board that is more focused on the issues pertaining to the particular risk.
Compensation Risk
Our Compensation Committee assists the Board in fulfilling the Board’s oversight responsibility relating to the evaluation of compensation risk. The Compensation Committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking and conducts, annually, a formal review, in conjunction with Pearl Meyer, of all of its incentive programs for executives and employees. After conducting this review, the Committee has concluded that our compensation programs are not reasonably likely to incentivize employee behavior that would result in any material adverse effect on the Company. Our Compensation Committee assists the Board in evaluating risks relating to our compensation policies and procedures.
ESG Risk
Our Nominating and Corporate Governance Committee assists the Board in fulfilling the Board’s oversight responsibility relating to the evaluation of ESG risk. Our Nominating and Corporate Governance Committee has responsibility under the Nominating and Corporate Governance Committee Charter to review ESG risk and develop strategy as we continue to evolve our responses in this area.
Enterprise Risk Level Management
Our Audit Committee assists the Board in fulfilling the Board’s oversight responsibility relating to the evaluation of financial, regulatory, cyber, and other enterprise level risks confronting the Company. Our Chief Information Officer reports and updates our Audit Committee quarterly on all activities and initiatives that our information technology (“IT”) security and compliance team undertakes to monitor and secure our enterprise communications, systems, and assets from external and internal threats. Our Audit Committee, our Chief Information Officer, and management as necessary regularly update our Board on IT and information security matters.
The Company also has a management level enterprise risk management committee that meets quarterly and reports to the Audit Committee. Our Chief Information Officer is a member of this committee and regularly reports on both the proactive and other activities that our IT security and compliance team undertakes to monitor and secure our communications, systems, and assets, and also details and reports on the various training and compliance programs that it develops and maintains for individual users and groups within our workforce, together with the delivery and results of these training sessions.
The Company undergoes an annual IT risk assessment performed in accordance with top industry security standards, is audited and certified annually for payment card industry compliance, undergoes annual internal and external penetration testing, and undergoes annual web application and mobile application penetration testing. This testing and certification is performed by a recognized cybersecurity testing and auditing firm. The Company also subscribes to an industry leading IT cybersecurity rating service that provides us with an ongoing IT security rating which, among other items, allows us to analyze and enhance our IT security rating and compare it to certain peers in our industry.
As it deems necessary, the respective committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board.
Board Leadership Structure
Our Board understands there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive business environment in which we operate, the appropriate leadership may vary as circumstances warrant. The Board has appointed Richard Zannino as our Lead Independent Director. The Board reviews this appointment periodically. The Board continues to consider the appointment of a Chair to the Board and the appropriate leadership structure for the Board going forward.
Our Lead Independent Director is appointed by the independent members of our Board, with the following responsibilities:
•	Presiding at all meetings of the Board, including executive sessions of the independent directors;
•	Serving as liaison between the Chief Executive Officer and the independent directors;
•	Together with management, approving information sent to the Board;
•	Together with management, approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	Calling meetings of the independent directors; and
•	If requested by major stockholders, ensuring that he is available for consultation and direct communication.
Attendance at Meetings
It is our policy that each director must be prepared to devote the time required to prepare for and attend Board meetings and fulfill their responsibilities effectively. Our directors may not serve on more than four other public company boards, but none of our directors currently serves on more than three other public company boards.
In Fiscal 2022, the Board held four (4) meetings and took action by unanimous written consent from time to time as necessary. All incumbent directors attended 100% of (i) the total number of meetings of the Board (held during the period for which she or he has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).
We do not, as a general matter, require our Board members to attend our annual meetings of stockholders. Ms. Ahlman and Messrs. Fisch, Fleishman, Swygert, and White attended the 2022 annual meeting of stockholders.
Executive Sessions
Executive sessions of our independent directors are held regularly.
Stockholder and Other Interested Party Communications with the Board
Stockholders and other parties interested in communicating directly with the Board as a group may do so by writing to the Board, c/o Ollie’s Bargain Outlet Holdings, Inc., 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112. The General Counsel will review all correspondence and forward to the Board all such correspondence that, in the opinion of the General Counsel, deals with the functions of the Board or committees thereof or that the General Counsel otherwise determines requires Board attention. Concerns relating to accounting, internal controls, or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy (and a Whistleblower Hotline), which establishes procedures for submitting these types of concerns, either personally or anonymously, through the submission of a recorded message or written statement to the General Counsel or the Audit Committee.
Stockholders and other parties interested in communicating directly with Mr. Hendrickson, as Chairman of the Audit Committee, may do so by writing to Mr. Thomas Hendrickson, Chairman, Audit Committee, c/o Ollie’s Bargain Outlet Holdings, Inc., 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.
Corporate Governance Guidelines and Principles
We have Corporate Governance Guidelines and Principles. These guidelines outline the role of our Board, the composition and operating principles of our Board and its committees, and our Board’s working process. The guidelines are reviewed periodically and updated as necessary. Our Corporate Governance Guidelines and Principles are posted on our website at www.ollies.us.
Delinquent Section 16(a) Reports
To the Company’s knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2022, all filing requirements applicable to the Company’s officers, directors, and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act were complied with, except for one late Form 4 for Eric van der Valk to report the grant of restricted stock units in June 2022.
Environmental, Social and Governance and Corporate Responsibility
Our top priorities in responding to current ESG conditions continue to be the safety and well-being of our associates and customers. While doing so, we have focused on ESG opportunities as we look to continue sustainable and responsible growth. The Company has taken a variety of steps to strengthen its commitment to advancing ESG initiatives:
Energy-Saving Initiatives
The Company seeks to positively impact the environment through initiatives for the reduction of energy consumption, such as replacing less efficient lighting with more energy efficient LED lighting. Currently, a majority of our retail stores contain LED lighting, and our goal is to implement LED lighting in all of our retail stores in the coming years.
Environmental Concerns
Ollie’s is committed to conducting business in an environmentally sound manner based on scientific understanding, customer needs, and local requirements. Directors, officers, and associates are required to comply with all applicable health, safety and environmental laws and regulations, and all related policies adopted by the Company.
Equal Employment Opportunity Policy
The Company also seeks to build a diverse and inclusive workplace where we can leverage our collective talents, striving to ensure that all associates are treated with dignity and respect. We are committed to provide equal employment opportunities and advancement consideration to all individuals and provide a working environment that is free of intimidation or harassment. Ollie’s is an equal opportunity employer and has established an Equal Employment Opportunity Policy affording equal employment opportunities to associates and applicants without regard to race, color, religion, sex, sexual orientation, gender identification, national origin, age, disability, genetic information, or any other characteristic protected under applicable law. The same policy prohibits discrimination and harassment of any type.

Associate Training and Development Programs
We offer a compelling work environment with meaningful experiences and growth and career-development opportunities. This starts with the opportunity to do challenging work and learn on the job and is supplemented by programs and continuous learning that help our team build skills to advance. We also provide internal leadership development programs designed to prepare our high-potential team members for greater responsibility. Our Ollie’s Leadership Institute (“OLI”) is a program that equips field associates with the ability to advance their career. Each OLI participant receives an individual development plan, designed to prepare them for their next level position. We believe our training and development programs help create a positive work environment and result in stores that operate at a high level.
We encourage a promote-from-within environment when internal resources permit. Reflecting our belief in our “home grown” talent, OLI is our preferred source for new supervisors and team leaders. In Fiscal 2022, Ollie’s filled approximately 55% of current store management positions, and approximately 60% of current district team leader and market team leader positions, through internal promotions. Our current team of district managers and store managers have an average tenure of approximately six and four years, respectively. We believe internal promotions, coupled with the hiring of individuals with previous retail experience, will provide the management structure necessary to support our long-term strategic growth.
Core Values Campaign
In Fiscal 2022, we launched a campaign describing the core values of the Company (the “Ollie’s Core Values”) and established guidelines to assist team members in acting and thinking in furtherance of the Ollie’s Core Values. We are committed to building and maintaining a strong culture to drive performance, and the Ollie’s Core Values provide a framework for how we think and act as an organization. The current Ollie’s Core Values are as follows:
WHAT WE DO: Deliver the thrill of shopping for incredible bargains in a fun and quirky way.
BE A TEAM PLAYER:
Support all teammates across the company and work together in the best interests of Ollie’s, our customers, and communities we serve.
ACT: Respect other points of view, remember the common goal, build each other up, no “meetings after the meeting.”
THINK: “There’s no ‘I’ in team.” “Leave your cape in the closet” #1Team1Jersey

BE CARING:
Care for our Ollie’s team first, then care for our customers, communities, business partners, and investors.
ACT: Encourage, show understanding, give to local communities, create a fun and inclusive work environment, respect work/life balance.
THINK: “How do I treat others with courtesy, dignity and respect” #YesICareYesICan

BE VALUE OBSESSED:
Have a “Good Stuff Cheap” mindset across all areas of our business to provide customers with the lowest prices possible.
ACT: Be resourceful, frugal, and negotiate the best price.
THINK: “Invest like it’s your own money” #GoodStuffCheap

BE COMMITTED: Honor our legacy by operating with grit, passion, tenacity, and action. ACT: Own the business, do whatever it takes, share your point of view. THINK: “Why not today?” #WeAreOllies
BE GROWING:
We evolve through continuous improvement with a practical and scalable approach.
ACT: Engage in learning, measure success, share results, be accountable, attain simplicity, be an agent of change, strategically approach improvement, promote from within, be devoted to development, keep an open mind.
THINK: “How do we get better every day?” #HereWeGrowAgain
BE REAL: “No politics, no hidden agendas, no nonsense.” ACT: Be honest and transparent, provide candid feedback, be genuine and trustworthy. THINK: “Sincere and straightforward.” #BeReal

Compensation and Benefits
We are committed to providing market-competitive compensation for all team members. Eligible team members participate in one of our various bonus incentive programs, which provide the opportunity to receive additional compensation based upon store and/or Company performance. In addition, we provide our eligible team members the opportunity to participate in a 401(k) retirement savings plan with a Company-sponsored match. We also share in the cost of health insurance provided to eligible team members, and team members receive a discount on merchandise purchased from the Company. We also provide both our full-time and part-time team members with paid time off.
Workplace Health and Safety
We strive to maintain a safe and secure working environment and have established safety training programs. This includes administering an occupational injury- and illness-prevention program, and an employee assistance program for team members.
COVID-19 Response
We continue to monitor the impact of the COVID-19 pandemic on our business, including on our associates, customers, business partners, and supply chain. We are committed to maintaining a safe work and shopping environment.
Ollie’s Cares: National Partnerships and Local Community Support
Ollie’s helps the communities where it does business thrive because our employees and customers live, work, and raise families there. Ollie’s endeavors to maximize its community support. Ollie’s makes every effort to support a variety of groups, with an emphasis on organizations that better the lives of children and provide the best opportunities for our next generation. Through its “Ollie’s Cares” initiative, Ollie’s supports the following national organizations in significant ways:

•
Cal Ripken, Sr. Foundation: During our 14-year partnership with the Cal Ripken Sr. Foundation, we have donated approximately $13.0 million in support of the organization’s mission to strengthen America’s most underserved and distressed communities by supporting and advocating for children, building parks, partnering with law enforcement and youth service agencies, and addressing community needs.

•
Kevin Harvick Foundation: During our 11-year partnership with the Kevin Harvick Foundation, we have donated approximately $3.6 million in support of the organization’s mission to support programs that positively enrich the lives of children throughout the United States.

•
Children’s Miracle Network: During our 14-year partnership with the Children’s Miracle Network, we have donated approximately $3.4 million in support of the organization’s mission to increase funding and awareness for local children’s hospitals.

•
Toys for Tots: During our 4-year partnership with Toys for Tots, we have donated approximately $2.8 million in support of the organization’s mission to collect new, unwrapped toys and distribute those toys to less fortunate children during the holidays.

•
Feeding America: During our 4-year partnership with Feeding America, we have donated approximately $2.2 million in support of the organization’s mission to advance change by ensuring equitable access to nutritious food for all.

We also support local charitable organizations by providing eligible non-profit applicants with discount certificates to use towards purchases at local Ollie’s stores and by participating in local non-profit fundraising events. In 2022, the Company and our support center associates supported the following local charitable organizations, among others: the American Cancer Society; Big Brothers, Big Sisters of the Capitol Region; Brit Baseball Team; the Central Pennsylvania Food Bank; Christian Churches United: Joy to the Berg; Classrooms without Borders; Cumberland Valley Boys Soccer; the Cystic Fibrosis Foundation; Friends of the Pennsylvania

Farm Show; the Harrisburg Library; Lebanon Valley College; the National Center for Missing and Exploited Children; the Penn State Health Children’s Hospital, Children’s Miracle Network; St. Catherine Laboure School; and VFW Post 1213.
Code of Ethical Business Conduct
Because honesty, integrity, professionalism, fairness, and compliance with laws and regulations are of the utmost importance to Ollie’s, the Company has adopted a Code of Ethical Business Conduct (the “Code of Conduct”) that applies to its associates and merchandise vendors. A copy of the current Code of Conduct can be found on our website, www.ollies.us, under the “Investor Relations – Governance” section.
Disclosure Procedures
Under the Company’s “Open Door Policy” and “Whistleblower Policy”, team members are strongly encouraged to voice concerns to a manager, or, if an immediate manager is involved in the problem, to discuss the issue with the next level of management who is not involved, and to otherwise seek guidance from the appropriate authority in the event of any perceived violation of the Code of Conduct.
The Code of Conduct establishes the process and procedures for review and investigation of any alleged violations thereunder. Any Ollie’s director, officer, or associate who becomes aware of any actual or potential Code of Conduct violation or any violation of law, regulation, or other standard of conduct to which Ollie’s is subject, is required to promptly report such matters, through one or more of the following means:
(a)	reporting to a member of management or a human resources representative;
(b)	calling the Company’s Tipline at 1 (888) 655-4371, a voicemail system where reporters can explain the situation to achieve a resolution, and through which all complaints are investigated;
(c)
calling the Company’s Whistleblower Hotline at 1 (844) 373-2029, operated by NASDAQ (an outside, independent service provider), in which reporters receive a PIN designed to protect their identity and confidentiality, and through which NASDAQ provides reporting to the Company’s general counsel and human resource department for review and for quarterly Audit Committee review;

(d)
using the internet page http://www.openboard.info/OLLI/, also operated by NASDAQ, in which case reporters receive a PIN designed to protect the identity and confidentiality, and through which NASDAQ provides reporting to the Company’s general counsel for preliminary review;

(e)	reporting directly to the Company’s General Counsel through telephone, email, or regular mail; or
(f)
reporting directly to the Lead Independent Director of the Board or, for accounting concerns, directly to the Audit Committee, which reports may then be delivered to the general counsel of the Company for review.

Board and Committee Oversight of ESG Initiatives
The Board and its committees are committed to establishing and overseeing responsible corporate governance, including policies and procedures that address ESG conditions and serve ESG initiatives. The Nominating and Corporate Governance Committee Charter expressly charges the Nominating and Corporate Governance Committee with periodically reviewing the Company’s ESG strategy, initiatives, and policies. The Nominating and Corporate Governance Committee also receives regular updates from the Company on significant ESG activities.
The Audit Committee maintains and oversees: (a) the Code of Conduct and deals with issues that may arise under such code related to executive officers and directors of the Company; (b) the Company’s Related Person Transaction Policy and the process for approval or ratification of all related person transactions; and (c) procedures for (i) the receipt, retention, and treatment of complaints regarding accounting, internal controls, or auditing matters, and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.
The Compensation Committee oversees plans and policies related to compensation for employees and directors of and consultants to the Company. At least annually, the Compensation Committee reviews the Company’s compensation policies and practices for executives, management employees, and employees generally to assess whether such policies and practices could lead to excessive risk-taking behavior and the manner in which any risks arising out of the Company’s compensation policies and practices are monitored and mitigated. The Compensation Committee also considers and advises on the disclosure of Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K and these Proxy Materials, as well as the most recent stockholder advisory vote on executive compensation, commonly referred to as the “say-on-pay” vote, required by Section 14A of the Exchange Act.
Board Diversity
Our Board values the recruitment and retention of members with unique perspectives, backgrounds, and experiences. With the addition of Ms. Ahlman in 2020 and Mr. Rizvi in 2022, the Board has increased its diversity, not only in expertise and experience, but also in gender and ethnicity. The Board has also adopted Corporate Governance Guidelines and Principles to emphasize that diversity at the Board level is an essential element in supporting the Company’s attainment of strategic objectives. Our Nominating and Corporate Governance Committee focuses on identifying highly qualified diverse candidates and will consider, among other factors, the extent to which a candidate would result in increased diversity of the Board. Further, our Board has adopted a “Rooney Rule,” requiring that we, or search firms we engage to recruit directors, must include qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Nominating and Corporate Governance Committee selects director candidates.
Overboarding Policy
To ensure directors are prepared to devote the time required to prepare for and attend Board meetings and fulfill their responsibilities effectively, the Board’s Corporate Governance Guidelines and Principles includes an overboarding policy limiting the number of other public-company boards on which our directors are permitted to serve. The overboarding policy also requires directors to advise the Chairperson of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on a board of another for-profit company or significant not-for-profit enterprise.
Stock Repurchase
Over the course of Fiscal 2021 and Fiscal 2022, we returned over $260,000,000 of value to our shareholders through the repurchase of 3,962,114 shares of the Company’s common stock, which represents 6.4% of the common stock outstanding as of the expiration of Fiscal 2022.
Equity Compensation Plan Information
The following table sets forth, as of January 28, 2023, certain information related to our equity compensation plans under which our common stock may be issued.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)
Equity compensation plans approved by security holders	1,485,529(1)	$53.92(2)	2,225,974(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,485,529	$53.92	2,225,974
(1)
Includes 15,250 outstanding options granted pursuant to our 2012 Equity Incentive Plan (the “2012 Plan”) and 1,194,001 outstanding options and 276,278 non-vested Restricted Stock Units (“RSUs”) granted pursuant to our 2015 Equity Incentive Plan (the “2015 Plan” and together with the 2012 Plan, the “Equity Plans”). See Note 9 to our audited financial statements for Fiscal 2022 included in our Annual Report on Form 10-K for additional information regarding our Equity Plans.

(2)	Represents the weighted average price of outstanding stock options and does not take into account RSUs granted under the 2015 Plan.
(3)	All shares of common stock reserved for future issuance are reserved for issuance under the 2015 Plan.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND
DIRECTOR STOCK OWNERSHIP GUIDELINES
Our Board, based upon the recommendation of the Compensation Committee, has set non-employee director compensation at the median level for the peer group identified by its compensation consultant, Pearl Meyer, during the Company’s 2021 fiscal year (“Fiscal 2021”). No changes were made to the level and form of non-employee director compensation from Fiscal 2021.
In Fiscal 2022, each non-employee director received an annual cash retainer of $80,000 (the “Annual Cash Retainer”). The Audit Committee Chair received an additional cash retainer of $20,000, and the other members of the Audit Committee received an additional annual cash retainer of $10,000. The Compensation Committee Chair received an additional annual cash retainer of $15,000, and the other members of the Compensation Committee received an additional annual cash retainer of $7,500. Cash compensation is paid in quarterly installments to those directors eligible to receive it. For Fiscal 2022, the value of the annual equity award was $125,007.
We also maintain a policy covering stock ownership guidelines for our directors and officers (the “Stock Ownership Policy”). The Stock Ownership Policy provides a guideline for each non-employee director to maintain four times their Annual Cash Retainer in the form of Company equity. As of January 28, 2023, each non-employee director had either met the guidelines provided in the Stock Ownership Policy, or the Compensation Committee deemed that each non-employee director who had not yet met the guidelines provided in the Stock Ownership Policy to be on a satisfactory path to meet the guidelines. For more details on stock ownership guidelines, see “Stock Options – Stock Ownership Policy.” Each non-employee director receives annual awards of restricted stock units, which vest one year from the grant date.
We also reimburse each of our directors for direct travel expenses incurred and documented in connection with attendance at meetings of the Board and its committees, as well as other required commitments.
Director Compensation for Fiscal Year 2022
The following table sets forth the information concerning all compensation paid by the Company during Fiscal 2022 to our non-employee directors.
Director Compensation
Name(1)	Fees earned or paid in cash	Stock awards(2)	Total
Alissa Ahlman	$87,500	$125,007	$212,507
Robert Fisch	$87,500	$125,007	$212,507
Stanley Fleishman	$90,000	$125,007	$215,007
Thomas Hendrickson	$100,000	$125,007	$225,007
Abid Rizvi(3)	$22,500	$20,633	$43,133
Stephen White	$90,000	$125,007	$215,007
Richard Zannino	$95,000	$125,007	$220,007
(1)	Although John Swygert, the Company’s Chief Executive Officer, is a member of the Board, he does not receive any additional compensation for his service as a Board member.
(2)
Represents the aggregate grant date fair value for equity awards granted in Fiscal 2022, determined in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation - Stock Compensation excluding the effect of estimated forfeitures. As of January 28, 2023, our directors held the following number of options and RSUs, respectively: Ms. Ahlman – 0 and 2,893; Mr. Fisch – 6,250 and 2,893; Mr. Fleishman – 6,250 and 2,893; Mr. Hendrickson – 15,750 and 2,893; Mr. Rizvi – 0 and 342; Mr. White – 0 and 2,893; and Mr. Zannino – 0 and 2,893. Each equity award was granted in connection with the director’s Board service.

(3)
On November 29, 2022, the Board increased the number of directors from seven to eight and appointed Mr. Rizvi as a member of the Board, as an independent director, and also appointed Mr. Rizvi to serve on the Audit Committee, both appointments effective immediately. Amounts reported for Mr. Rizvi reflect his prorated director fees from November 29, 2022 (date of appointment) through January 28, 2023.

PROPOSAL 2—NON-BINDING ADVISORY VOTE TO
APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Ollie’s seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis section beginning below. This vote is commonly known as “say-on-pay,” and the Compensation Committee of the Board has adopted a policy of providing for an annual say-on-pay vote.
We encourage you to read the Compensation Discussion and Analysis and Compensation Table sections to learn more about our executive compensation programs and policies. The Board believes that its Fiscal 2022 compensation decisions and our executive compensation programs align the interests of the stockholders and executives while emphasizing variable, at-risk compensation largely tied to company performance goals and balancing both long- and near-term objectives.
This vote is not intended to address a specific item of compensation, but rather our overall compensation policies and procedures related to the Named Executive Officers. Because this “say-on-pay” vote is advisory in nature, it will not be binding on Ollie’s or the Board. However, our Board will carefully consider the outcome of this vote and the discussions with investors when making future executive compensation arrangements. We will disclose how many stockholders voted “For” or “Against” the following resolution and how many stockholders abstained from voting.
The Board recommends that stockholders vote in favor of the following resolution:
“Resolved, that Ollie’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in Ollie’s proxy statement for the Annual Meeting pursuant to the executive compensation disclosure rules of the United States Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”
Your Board unanimously recommends a vote “FOR” this proposal.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Compensation Committee is committed to providing a compensation program for our executives that is aligned with the strategic direction of our business and rewards executives for creating value for our stockholders. This compensation discussion and analysis (“CD&A”) provides an overview of our executive compensation program and how the compensation provided to our NEOs, who are the Chief Executive Officer, our Chief Financial Officer, Former Chief Financial Officer, and our three other most highly compensated executive officers, was determined in Fiscal 2022.
Our NEOs for Fiscal 2022 are as follows:
Name	Position
John Swygert	President and Chief Executive Officer Interim Chief Financial Officer(1)
Robert Helm	Senior Vice President and Chief Financial Officer
Jay Stasz	Former Senior Vice President, Chief Financial Officer and Secretary
Eric van der Valk	Executive Vice President, Chief Operating Officer
Kevin McLain	Senior Vice President, General Merchandise Manager
Larry Kraus	Vice President, Chief Information Officer
(1)
Effective June 30, 2022, Mr. Stasz resigned as the Company’s Senior Vice President and Chief Financial Officer. In connection with Mr. Stasz’s resignation, Mr. Swygert assumed the role of Interim Chief Financial Officer in addition to his role as the Chief Executive Officer, with no additional compensation for such additional role. Mr. Swygert had previously served as the Company’s Chief Financial Officer. On October 17, 2022, Mr. Helm began serving as the Company’s Chief Financial Officer.

Executive Summary
In Fiscal 2022, we compensated our NEOs through a combination of base salary, annual cash incentive bonuses, and grants of stock options and RSUs pursuant to our Equity Plans. Executive officers are also eligible to receive certain benefits, which include a 401(k) plan with matching contributions, life insurance, automobile allowances, group term life insurance, and group health insurance, including medical, dental, and vision insurance.
Fiscal Year 2022 Summary
•	Total net sales were $1.827 billion, an increase of 4.2% compared to the prior year;
•	Comparable store sales decreased 3.0% from the prior year;
•	We opened 40 new stores, growing our store base 8.6% and ended the year with 468 stores in 29 states;
•	Net income totaled $102.8 million, a decrease of 34.7% as compared with net income of $157.5 million, in the prior year;
•	Earnings per diluted share were $1.64, a decrease of 32.5% as compared with earnings per diluted share of $2.43 in the prior year; and
•	Adjusted EBITDA totaled $168.9 million a decrease of 28.8% compared to the prior year.
Fiscal Year 2022 Compensation Summary
Our compensation program for the NEOs is driven by the need to recruit, develop, motivate, and retain top talent both in the short- and long-term and align the interests of NEOs and stockholders.
Base Salaries: As discussed below under “Elements of our Executive Compensation and Benefits Programs- Base Salary,” three of our NEOs received base salary increases in Fiscal 2022: Mr. van der Valk, Mr. McLain, and Mr. Kraus.
Annual Incentive Program
For participants in the annual incentive bonus plan (the “Incentive Bonus Plan”), the annual incentive bonus is based on the salary of the individual, and a sliding scale that is consistent with their position with the Company or as is set out in their respective employment agreements. Our Incentive Bonus Plan is based on the level of

Company performance against a target that is approved by the Board on an annual basis, based on a target Adjusted EBITDA (the “Target Adjusted EBITDA”). In the event that the Company does not exceed a threshold of 85% of the Target Adjusted EBITDA, no bonus is paid. The maximum bonus is payable upon achievement of over 115% of Target Adjusted EBITDA. Between 85.01% and 115% of Target Adjusted EBITDA, payouts are calculated based on linear interpolation between these amounts. For Fiscal 2022, our Adjusted EBITDA of $168.9 million was approximately 74% of the Target Adjusted EBITDA of $229.3 million, resulting in no payouts for our NEOs of their Target Bonus. For a discussion of how we calculate Target Adjusted EBITDA and our NEOs payouts for the 2022 Incentive Bonus Plan, see “Elements of Our Executive Compensation and Benefits Programs”− “Annual Incentive Compensation,” below.
Long-Term Incentive Program
For Fiscal 2022, we granted long-term equity awards in the form of stock options and RSUs. The stock options and RSUs have an equal annual ratable vesting over four years, subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement. See “Elements of our Executive Compensation and Benefits Program”−“Long-Term Equity Incentive Compensation,” below.
Compensation Practices
We endeavor to adhere to key governance practices that reflect our compensation philosophy and support long-term company success while helping to mitigate compensation risks.
What we do		What we don’t do
☑	Majority of compensation is incentive-based and at risk tied to company performance	X	No guaranteed incentive payments
☑	Engage independent compensation consultants	X	No 280G excise tax gross-ups
☑	Engage in peer group benchmarking	X	No pension or retirement plans
☑	Due diligence in setting compensation targets and goals	X	No option repricing
☑	Periodically assess the compensation programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risks to the company	X	Perquisites are not a substantial portion of our NEO pay packages
☑	Provide reasonable severance protection in our employment agreements with double trigger protections upon a change in control	X	No hedging or pledging of company stock permitted by directors or any company employees
☑	Double trigger change-in-control payments	X	No single trigger change in control arrangement
☑	Clawbacks of equity compensation in the event of a restatement
☑	Stock Ownership Policy
Role of the Compensation Committee, Management and Consultant
Compensation Committee
Our Board has delegated administration of our executive compensation program to the Compensation Committee, which among other things reviews the performance of our NEOs and makes determinations and decisions on their compensation programs, including the components, mix, and targeted amounts. In evaluating and making determinations about the Company’s compensation programs and policies, the Compensation Committee considers, among other things, performance, the Company’s risk profile, recommendations of the compensation consultant, compensation levels among our peers, and the results of the most recent “say-on-pay” vote of our stockholders. As described in more detail in this Proxy Statement under “Corporate Governance Matters—Compensation Committee,” the Compensation Committee operates under a written charter, which is reviewed periodically and updated as necessary, and which sets out its roles and responsibilities regarding executive compensation. All members of the Compensation Committee meet all applicable independence standards under Nasdaq corporate governance standards.

Management
The Chief Executive Officer provides input as to the other NEOs’ performance and recommends compensation adjustments for executives other than himself. Ultimately, all decisions with respect to NEO compensation are made by the Compensation Committee.
Compensation Consultant
To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. Our Compensation Committee has engaged Pearl Meyer as its independent compensation consultant to advise on director and executive officer compensation. In Fiscal 2022, Pearl Meyer provided assistance to the Compensation Committee with respect to executive compensation matters.
The Compensation Committee has sole discretion to engage, retain, obtain the advice of, terminate, and determine funding for the compensation consultant, and is directly responsible for the appointment, compensation, and oversight of the compensation consultant’s work.
The Compensation Committee has examined the independence of Pearl Meyer under factors contained in the SEC rules and Nasdaq listing standards and determined that Pearl Meyer is independent and concluded that its work for us does not raise any conflict of interest.
Compensation Philosophy
Our executive compensation programs are designed to accomplish the following principles:
•	align with and support the strategic direction of our business;
•	to link pay with overall company performance and reward executives for behaviors which drive shareholder value creation; and
•	to be financially efficient and affordable.
We have reviewed the competitiveness of compensation provided to our NEOs and do not target a specific market level for the competitiveness of any individual element of compensation or for the program as a whole. However, we consider target compensation at levels that are competitive with other retail comparators.
Pay Mix
Our pay mix is driven by our compensation philosophy as well as each NEO’s role and strategic value to the Company. A significant amount of each NEO’s compensation is at risk, with particular focus on long-term equity incentives (options and RSUs) that align the interests of our executives with those of our stockholders.
Peer Group
The Compensation Committee, in consultation with Pearl Meyer, annually reviews the composition of the peer group used as a reference for executive compensation decisions to ensure that the companies included are comparable in terms of business, revenues, market capitalization, growth profile, geographic footprint, number of employees and number of brick and mortar stores. The following companies were in the peer group used to inform Fiscal 2022 compensation decisions:
Aaron’s	Five Below, Inc.
At Home Group, Inc.	Floor & Décor Holdings, Inc.
Big Lots, Inc.	Grocery Outlet, Inc.
Boot Barn Holdings, Inc.	Lumber Liquidators Holdings, Inc.
Burlington Stores, Inc.	The Michaels Companies, Inc.
Conn’s, Inc.	RH (formerly, Restoration Hardware)
Decker’s Outdoor Corp.	Sleep Number Corporation
Dollarama Inc.	Urban Outfitters

During Fiscal 2022, the Compensation Committee approved changes to the peer group based on Pearl Meyer’s recommendation. The following companies represent the peer group used to inform Fiscal 2023 compensation decisions:
Big Lots, Inc.	Floor & Décor Holdings, Inc.
Boot Barn Holdings, Inc.	Grocery Outlet, Inc.
Burlington Stores, Inc.	Haverty Furniture Companies, Inc.
Conn’s, Inc.	Leslie’s, Inc.
Decker’s Outdoor Corp.	LL Flooring, Inc.
Designer Brands Inc.	Sleep Number Corporation
Dollarama Inc.	Sportsman’s Warehouse
Five Below, Inc.	Weis Markets, Inc.
Elements of Our Executive Compensation and Benefits Programs
Base Salary
The Compensation Committee considers the salaries that need to be paid in order to attract and retain high-quality executives. We annually review our executives’ base salaries and make adjustments when necessary based on the competitive market, as well as individual and Company performance.
We provide a minimum, fixed level of cash compensation to reflect the level of accountability of talented executives who can continue to improve the Company’s overall performance. In addition, salary is based on experience, industry knowledge, duties, and scope of responsibility as well as the competitive market for talent.
During Fiscal 2022, based on a review of peer group data provided by Pearl Meyer as well as individual performance, the Compensation Committee approved increases in base salary for Mr. van der Valk, Mr. Kraus, and Mr. McLain.
Executive	Base Salary (1/29/2022) ($)	Base Salary (1/28/2023) ($)
John Swygert	900,000	900,000
Robert Helm	—	450,000
Eric van der Valk	400,000	525,000
Kevin McLain	290,000	335,000
Larry Kraus	252,000	325,000
Annual Incentive Compensation
At its regular meeting in March 2021, the Compensation Committee approved the performance targets and potential annual incentive payouts for our NEOs for Fiscal 2022 under our Incentive Bonus Plan. The Compensation Committee determined that, consistent with prior years, a main business objective to incentivize our management was to focus on increasing our Adjusted EBITDA, which was used as the basis for the Incentive Bonus Plan for our NEOs.
To calculate payouts under the Incentive Bonus Plan, the Company’s Adjusted EBITDA is assessed relative to performance targets (see targets for Fiscal 2022 provided below). Bonus payouts range from 0% of the NEO’s base salary if threshold performance (85% of the Adjusted EBITDA) is not exceeded, to 200% of the NEO’s base salary if maximum performance (115% of the Adjusted EBITDA) is achieved. When the performance threshold is met, payouts are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum. The level of performance required to achieve maximum payout under the Incentive Bonus Plan was determined by the Compensation Committee to be reflective of truly outstanding performance.
We define EBITDA as net income before net interest income or expense, depreciation and amortization expenses, and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for the non-cash items of stock-based compensation expense and gains on insurance settlements. EBITDA and Adjusted EBITDA are non-GAAP measures and may not be comparable to similar measures reported by other companies. For a discussion of these non-GAAP measures, including a reconciliation to the nearest GAAP measures, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—EBITDA and Adjusted EBITDA” on page 39 of our Annual Report on Form 10-K, filed with the SEC on March 24, 2023.
The Adjusted EBITDA targets and potential payouts under the Incentive Bonus Plan for Fiscal 2022 for each NEO, as well as performance achieved, were as follows based on actual achievement of $168.9 million Adjusted EBITDA or approximately 74% of the Target Adjusted EBITDA of $229.3 million, resulting in no payouts to our NEOs under the Incentive Bonus Plan:
Executive	Threshold Payout (% of Base)	Target Payout (% of Base)	Maximum Payout (% of Base)	Resulting Payout
John Swygert	0%	100%	200%	$0
Robert Helm	0%	50%	100%	$0
Eric van der Valk	0%	75%	150%	$0
Kevin McLain	0%	50%	100%	$0
Larry Kraus	0%	40%	80%	$0
Long-Term Equity Incentive Compensation
Equity awards under the 2015 Plan are a vital piece of our total compensation package. Equity awards are intended to compensate NEOs for sustained long-term performance, align the interests of our NEOs and stockholders, and encourage retention through multi-year vesting schedules. Long-term equity incentive awards may take a variety of forms. In Fiscal 2022, we granted RSUs and stock options. Levels, mix, and frequency of equity awards are determined by the Compensation Committee and are designed to reflect each recipient’s level of responsibility and performance. RSUs and stock options vest ratably over four years, subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.
Fiscal Year 2022 Grants
Our long-term equity incentive program for Fiscal 2022 was designed to generally award to our NEOs 50% of long-term equity value in RSUs and 50% in stock options. We believe awarding a significant percentage of pay in the form of long-term equity fosters strong alignment between executive and shareholder interests.
Grant values were determined in accordance with our philosophy of providing competitive total compensation level, with a heavier emphasis on variable long-term pay.
Stock options and RSUs granted to our NEOs are reflected below in the table entitled “Fiscal Year 2022 Grants of Plan Based Awards”.
Restricted Stock Units
RSUs directly align NEOs’ and stockholders’ interests over a longer-term period and are a very important retention component of our compensation program. RSUs have annual ratable vesting over four years, subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement. See also “Fiscal Year 2022 Compensation Summary - Long-Term Incentive Program” above.
Stock Options
Stock options have traditionally been granted as a component of our long-term incentive program and continue to be a valuable vehicle designed to align NEOs’ and stockholders’ interests over a longer-term period. Stock options are granted with an exercise price equal to the fair market value on the date of grant and only have value to the extent of that our stock price exceeds the stock options’ exercise price. Stock options have annual ratable vesting over four years, subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.

Retirement, Health and Welfare Benefits and Other Perquisites
The majority of our NEO’s compensation consists of base salary, an annual cash bonus earned under the Incentive Bonus Plan, and long-term incentives, with minimal perquisites provided. Our NEOs are entitled to participate in all of our employee benefit plans, including medical, dental, vision, group life, and disability insurance, and our 401(k) Retirement Savings Plan. We provide vacation and paid holidays to our NEOs. Generally, our NEOs participate in these plans and programs on the same or similar basis as are offered to our other senior employees.
Recoupment Policy
Pursuant to our 2015 Plan, any cash or equity-based awards based on financial statements that are subsequently required to be restated may be recouped to the extent that the restated incentive payments would be decreased. This policy is intended to comply with any compensation recovery, “clawback,” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Act as applicable. In the fiscal year ending February 3, 2024, we will implement a formal clawback policy to address the recovery of erroneously-awarded incentive compensation to comply with the October 26, 2022 adopted final SEC rules and applicable listing standards issued in connection with the requirements of the Dodd-Frank Act.
Hedging and Pledging Policy
Our Policy on Insider Trading, among other items, explicitly prohibits all employees and directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities on hedging or pledging of any of our company stock.
Stock Ownership Policy
Our Board has adopted a policy describing stock ownership guidelines (the “Stock Ownership Policy”). The Stock Ownership Policy provides the recommended guidelines for stock ownership for the Company’s officers and directors, as follows:
Executive Level	Stock Value as a Multiple of Salary
Chief Executive Officer	5x Salary
Section 16 Officers	2x Salary
Other Corporate Officers	1x Salary
Board of Directors	4x Annual Cash Retainer
For purposes of meeting these guidelines provided in the Stock Ownership Policy, stock ownership includes:
•	Actual stock owned;
•	Vested in-the-money stock options, net of an assumed 40% tax rate;
•	Unvested restricted stock units;
•	Outside purchases or holdings of stock; and
•	Stock beneficially owned by the family members of the officer or director.
Officers, including NEOs, covered by the policy are encouraged to hold 50% of the shares realized from vesting or exercise of shares or stock options on a post-tax, net share basis until the guidelines provided in the Stock Ownership Policy are met. In addition to the multiple of salary guideline, other guidelines regarding the length of time an executive has to attain the multiple of salary guideline along with the respective stock holding are established within the policy.
The Compensation Committee assesses progress toward meeting ownership expectations on an annual basis, measured on the last day of the fiscal year. Management communicates with the Compensation Committee each NEO’s progress toward meeting his or her stock ownership expectations. As of January 28, 2023, each NEO had either met the guidelines provided in the Stock Ownership Policy or was deemed by the Compensation Committee to be on a satisfactory path to meet the guidelines provided in the Stock Ownership Policy.

Impact of Accounting and Tax Matters
As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation considering FASB ASC Topic 718, Compensation—Stock Compensation (ASC Topic 718).
Compensation Committee Report
The Compensation Committee has oversight duties and responsibilities, as set forth in its charter, which is reviewed periodically and updated as necessary. A current copy of the Compensation Committee Charter can be found on our website, www.ollies.us, under the “Investor Relations – Governance” section.
In furtherance of such duties and responsibilities, the Compensation Committee submits this report to Ollie’s stockholders. The Compensation Committee consists solely of non-executive directors who are independent, as determined by the Board in accordance with the Company’s guidelines and Nasdaq listing standards.
The Compensation Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis contained in this Proxy Statement, and based on this review and discussion, recommended to the Board that it be included in this Proxy Statement.
Submitted by the Compensation Committee,
Richard Zannino, Chair
Alissa Ahlman
Robert Fisch
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

SUMMARY COMPENSATION TABLE
The following table sets forth certain information for fiscal years 2022, 2021, and 2020 concerning the total compensation awarded to, earned by, or paid to, our NEOs.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(4)	Total ($)
John Swygert(6) President and Chief Executive Officer	2022	900,000	—	1,599,980	1,599,991	—	17,466	4,117,437
	2021	865,385	—	1,599,986	1,600,011	173,270	14,474	4,253,126
	2020	750,000	—	—(3)	—(3)	1,501,392	14,391	2,265,783

Robert Helm(7) Senior Vice President, Chief Financial Officer	2022	121,154	—	324,978	325,007	—	9,062	780,201

Jay Stasz Former Senior Vice President, Chief Financial Officer	2022	162,692	—	315,001	315,005	—	7,061	799,759
	2021	341,538	—	258,778	258,766	34,257	15,215	908,554
	2020	327,308	—	247,488	247,499	328,273	15,109	1,165,677

Eric van der Valk Executive Vice President, Chief Operating Officer	2022	480,769	—	871,931	371,909	—	16,668	1,741,277
	2021	284,615	75,000(5)	299,996	299,999	28,532	10,398	998,540

Kevin McLain Senior Vice President, General Merchandise Manager	2022	304,423	—	262,501	262,494	—	16,372	845,790
	2021	284,808	—	217,484	217,502	28,661	16,078	764,533
	2020	265,481	—	200,646	200,646	213,829	15,588	896,189

Larry Kraus Vice President, Chief Information Officer	2022	279,308	—	206,241	206,255	—	10,208	702,012
	2021	245,769	—	157,521	157,510	19,739	4,017	584,556
	2020	222,308	—	140,651	140,649	133,964	3,168	640,740
(1)
Represents the aggregate grant date fair value of the RSUs and option awards, computed in accordance with ASC Topic 718 excluding the effect of estimated forfeitures. These values have been determined based on the assumptions set forth in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 28, 2023. The actual value, if any, which may be realized will depend on the excess of the stock price over the exercise price on the date any such options are exercised.

(2)
None of our NEOs received annual incentive payments with respect to Fiscal 2022. The amounts reported in this column for prior years represents amounts paid pursuant to the achievement of the Target Adjusted EBITDA in 2021 and 2020. See ‘‘Elements of Our Executive Compensation and Benefits Programs — Annual Incentive Compensation,” above.

(3)
On December 10, 2019, Mr. Swygert was appointed by the Board to the position of President and Chief Executive Officer. In conjunction with this promotion, Mr. Swygert was granted a long-term incentive equity award valued at $2,000,000 consisting of both stock options and RSUs. Therefore, in fiscal 2020, Mr. Swygert did not receive any additional stock compensation.

(4)	All other compensation consists of automobile allowances, group term life insurance, 401(k) matching contributions, and other compensation as set forth in the table below.
(5)	Represents a $25,000 sign-on bonus and an additional $50,000 discretionary performance bonus for Mr. van der Valk.

(6)
In addition to his role as the Chief Executive Officer, Mr. Swygert assumed the role of Interim Chief Financial Officer upon Mr. Stasz’s resignation, until Mr. Helm began serving as Chief Financial Officer on October 17, 2022. Mr. Swygert received no additional compensation for his service as the Interim Chief Financial Officer.

(7)	Mr. Helm began serving as Chief Financial Officer on October 17, 2022.
	Automobile Allowance ($)	Group Term Life insurance ($)	401(k) Matching Contributions ($)	All Other Compensation ($)	Total ($)
John Swygert	12,000	966	4,500	—	17,466
Robert Helm	3,231	81	—	5,750(1)	9,062
Jay Stasz	5,077	764	1,220	—	7,061
Eric van der Valk	12,000	966	3,702	—	16,668
Kevin McLain	10,000	1,806	4,566	—	16,372
Larry Kraus	5,077	966	4,165	—	10,208
(1)	Amount represents temporary housing allowance paid to Robert Helm.
Fiscal Year 2022 Grants of Plan Based Awards
During Fiscal 2022 our NEOs were awarded the following:
Grants of Plan-Based Awards
			Estimated Possible Payouts Under Non-Equity Incentive Plans(1)			All Other Stock Awards: Number of Shares of Stock or units (#)	All Other Option Awards: Number of Securities Underlying options (#)(3)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
John Swygert	3/15/2022	3/25/2022	—	900,000	1,800,000	37,028(2)	79,404	43.21	$3,199,970
Robert Helm	9/18/2022	10/17/2022	—	—	—	6,017(2)	11,940	54.01	649,985
Jay Stasz(6)	3/15/2022	3/25/2022	—	81,346	162,692	7,290(2)	15,633	43.21	630,006
Eric van der Valk	3/15/2022	3/25/2022	—	152,212	304,423	8,607(2)	18,457	43.21	743,817
	6/5/2022	6/6/2022	—	—	—	10,314(7)	—	—	500,023
Kevin McLain	3/15/2022	3/25/2022	—	240,385	480,769	6,075(2)	13,027	43.21	524,995
Larry Kraus	3/15/2022	3/25/2022	—	111,723	223,446	4,773(2)	10,236	43.21	412,497
(1)
The amounts reflect the threshold, target, and maximum amounts payable under the Incentive Bonus Plan. See “Elements of Our Executive Compensation and Benefits Programs — Annual Incentive Compensation” above. The actual amount paid under the Incentive Bonus Plan is reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

(2)
Represents RSUs granted to our NEOs in Fiscal 2022. These RSUs will vest ratably at a rate of twenty-five percent (25%) per year on each annual anniversary date of the grant until fully vested, subject to the NEO providing continued services through the applicable vesting date. Any unvested RSUs are forfeited upon a termination of employment for any reason, but note that vesting acceleration may occur in connection with a termination of employment under certain circumstances. See, for example, “Potential Payments Upon Termination of Employment or Change in Control” below.

(3)
Represents stock options granted to our NEOs in Fiscal 2022. These options will vest ratably at a rate of twenty-five percent (25%) per year on each annual anniversary date of the grant until fully vested, subject to the NEO providing continued services through the applicable vesting date. Any unvested options are forfeited upon any termination of employment for any reason, but note that vesting acceleration may occur in connection with a termination of employment under certain circumstances. See, for example, “Potential Payments Upon Termination of Employment or Change in Control” below.

(4)
The exercise price of the Options is equal to the closing price of a share of the Company’s common stock on the grant date (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

(5)
Amounts represent the fair value of the equity awards calculated on the grant date in accordance with ASC Topic 718 excluding the effect of estimated forfeitures. These values have been determined based on the assumptions set forth in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 28, 2023.

(6)
As Mr. Stasz terminated his employment with the Company effective on June 30, 2022, he became ineligible to receive a bonus under the Incentive Bonus Plan for Fiscal 2022, and he forfeited his equity awards granted in Fiscal 2022, upon his termination of employment as each equity award granted in Fiscal 2022 was unvested as of his termination date.

(7)
Represents RSUs granted to Mr. van der Valk in Fiscal 2022. These RSUs vest as to fifty percent (50%) on the first anniversary of the date of grant and will vest ratably at a rate of twenty-five percent (25%) per year on each of the second and third anniversaries of the date of grant until fully vested, subject to Mr. van der Valk providing continued services through the applicable vesting date. Any unvested RSUs are forfeited upon a termination of employment for any reason, but note that vesting acceleration may occur in connection with a termination of employment under certain circumstances. See, for example, “Potential Payments Upon Termination of Employment or Change in Control” below.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about outstanding equity awards held by our NEOs as of January 28, 2023.
	Option Awards					Stock Awards
Name(1)	Option Grant Date(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(5)	Option Expiration Date ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
John Swygert	3/7/2016	54,736	—	20.26	3/7/2026	—	—
	3/22/2017	35,866	—	32.20	3/22/2027	—	—
	1/5/2018	3,032	—	53.50	1/5/2028	—	—
	3/28/2018	26,652	—	58.90	3/28/2028	—	—
	3/20/2019	18,802	6,268	79.89	3/20/2029	1,956(4)	105,565
	12/10/2019	41,186	13,729	60.30	12/10/2029	4,146(4)	223,760
	3/22/2021	11,768	35,305	86.03	3/22/2031	13,948(4)	752,774
	3/25/2022	—	79,404	43.21	3/25/2032	37,028(4)	1,998,401
Robert Helm	10/17/2022	—	11,940	54.01	10/17/2032	6,017(4)	324,737
Eric van der Valk	5/3/2021	2,161	6,482	88.26	5/3/2031	2,549(4)	137,570
	3/25/2022	—	18,457	43.21	3/25/2032	8,607(4)	464,520
	6/6/2022	—	—	—	6/6/2032	10,314(6)	556,647
Kevin McLain	3/22/2017	2,841	—	32.20	3/22/2027	—	—
	3/28/2018	4,123	—	58.90	3/28/2028	—	—
	3/20/2019	5,866	1,956	79.89	3/20/2029	2,441(3)	131,741
	3/24/2020	7,694	7,693	41.49	3/24/2030	2,418(4)	130,499
	3/22/2021	1,600	4,799	86.03	3/22/2031	1,896(4)	102,327
	3/25/2022	—	13,027	43.21	3/25/2032	6,075(4)	327,868
Larry Kraus	2/6/2017	428	—	31.15	2/6/2027	—	—
	3/28/2018	2,752	—	58.90	3/28/2028	—	—
	3/20/2019	4,043	1,348	79.89	3/20/2029	1,682(3)	90,778
	3/24/2020	5,393	5,393	41.49	3/24/2030	1,695(4)	91,479
	3/22/2021	1,159	3,475	86.03	3/22/2031	1,373(4)	74,101
	3/25/2022	—	10,236	43.21	3/25/2032	4,773(4)	257,599
(1)	Mr. Stasz had no equity awards outstanding as of January 28, 2023.
(2)
Options vest at a rate of twenty-five percent (25%) per year on each annual anniversary date of the grant until fully vested, subject to the NEO providing continued services through the applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.

(3)
RSUs vest in their entirety four years from the date of grant, subject to the NEO providing continued services through the vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.

(4)
RSUs vest at a rate of twenty-five percent (25%) per year on each annual anniversary date of the grant until fully vested, subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.

(5)
The exercise price of the Options is equal to the closing price of a share of the Company’s common stock on the grant date (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

(6)
RSUs vest as to fifty percent (50%) on the first anniversary of the date of grant and will vest ratably at a rate of twenty-five percent (25%) per year on each of the second and third anniversaries of the date of grant until fully vested, subject to Mr. van der Valk providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.

(7)	Calculated based on $53.97, the closing price of the Company’s common stock on January 27, 2023, the last trading day of Fiscal 2022.

Options Exercised and Stock Vested
The following table sets forth all option exercises and restricted stock units vested for each of our NEOs during Fiscal 2022.
Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exrcise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Swygert	—	—	12,875	585,820
Robert Helm	—	—	—	—
Jay Stasz	56,488	1,951,004	5,427	230,764
Eric van der Valk	—	—	850	41,370
Kevin McLain	—	—	4,467	189,936
Larry Kraus	—	—	3,058	130,062
Employment Agreements
We are party to an employment agreement with each of our NEOs.
The Compensation Committee believes that severance and change in control arrangements, when properly tailored, are appropriate and necessary to retain the NEOs and to recruit other potential executive candidates. Further, in the case of any potential change in control, the Compensation Committee has concluded that such commitments are necessary to enable our NEOs to evaluate objectively the benefits to stockholders of the proposed transaction, notwithstanding any potential effects on their own job security.
The Compensation Committee also believes that reasonable severance and change in control benefits should be:
•	established with reference to an executive’s position and current cash compensation opportunities, not with reference to his or her tenure;
•	conditioned upon execution of a release of claims against the Company and its affiliates; and
•	conditioned on the executive’s commitment not to compete with the Company for a reasonable period following any cessation of his or her employment.
No NEO of the Company has a right to receive a tax gross-up related to the impact of the excise tax under Section 280G of the Internal Revenue Code.
The material provisions of each such agreement are described below. For the purposes of the employment agreements, “Company EBITDA” refers to Adjusted EBITDA without any adjustments for pre-opening expenses.
John Swygert
In September 2012, we entered into an employment agreement with Mr. Swygert, who served as our Chief Financial Officer at the time, which we amended in July 2015 and further amended in January 2018 in connection with his promotion to Chief Operating Officer. In December 2019, in connection with his promotion to President and Chief Executive Officer, we further amended Mr. Swygert’s employment agreement (such amended agreement, the “Swygert Agreement”).
Under the Swygert Agreement, Mr. Swygert is entitled to receive a minimum annual base salary, which may be reevaluated periodically by us or our Board. Mr. Swygert is also eligible to receive an annual cash performance bonus based on the Company’s ability to achieve certain Company EBITDA targets. If the Company EBITDA is equal to or greater than the maximum for any given year, the bonus shall be 200% of his base salary; if the Company EBITDA is equal to the target Company EBITDA for a given year, the bonus is 100% of his base salary; if the Company EBITDA is equal to or less than the minimum threshold for any given year, Mr. Swygert is not entitled to a bonus for that year. Our Compensation Committee may change the manner in which any bonus is determined or calculated with Mr. Swygert’s consent pursuant to the Swygert Agreement.

If we terminate Mr. Swygert’s employment for cause or due to his disability or death, if he resigns without good reason or if he does not renew his employment, we must pay to him, in lieu of any other payments or benefits hereunder, any base salary earned but not paid through the termination date.
If we terminate Mr. Swygert’s employment without cause, if we do not renew his employment, or if he resigns for good reason, we must (i) pay him his base salary for the Severance Period (as defined herein), (ii) pay him a pro-rata portion of the bonus for the fiscal year in which such termination occurred, payable in a lump sum during the following calendar year, and (iii) continue to provide health, life and disability insurance benefits to the extent permitted under such plans until the earlier of (a) the expiration of the Severance Period and (b) the date that Mr. Swygert commences new employment; conditioned upon his signing of a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Swygert’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities. Under Mr. Swygert’s employment agreement, “Severance Period” is defined as the longer of (x) 24 months following the termination date, or (y) the end of his then-current term of employment. “Good reason” and “cause” are defined as set forth under Mr. Swygert’s employment agreement, as may be amended from time to time.
Mr. Swygert’s employment agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation and non-competition that apply during Mr. Swygert’s employment and that extend for two years thereafter (six months thereafter with respect to proprietary rights), except if Mr. Swygert is terminated without cause (other than due to death, disability or non-renewal of the employment agreement), in which case such period shall end on the termination date.
Robert Helm
In October 2022, we entered into an employment agreement with Mr. Helm, to serve as our Senior Vice President and Chief Financial Officer (the “Helm Agreement”). Under the Helm Agreement, Mr. Helm is entitled to receive a minimum base salary, which may be reevaluated periodically by us or our Board. Mr. Helm is also eligible to receive an annual cash performance bonus corresponding to the achievement of certain Company EBITDA targets up to a maximum of 100% of his base salary. Currently, if our Company EBITDA is equal to or greater than the maximum Company EBITDA target for such fiscal year, the bonus is 100% of his base salary; if our Company EBITDA is equal to the target Company EBITDA for such fiscal year, the bonus is 50% of his base salary; and if our Company EBITDA is equal to or less than the minimum threshold for such fiscal year, Mr. Helm will not be entitled to a bonus for that year. Pursuant to the Helm Agreement, our Board may change the manner in which any bonus is determined or calculated with the input of the Company’s Chief Executive Officer.
Under the Helm Agreement, Mr. Helm is also entitled to receive: (i) a lump sum relocation assistance payment of $100,000, which is subject to repayment under certain circumstances; and (ii) a $2,500 monthly reimbursement of allowance for temporary housing for six months, a portion of which was paid to him in Fiscal 2022.
Either we or Mr. Helm may terminate the agreement at any time upon written notice as specified in the agreement and outlined below. We may terminate Mr. Helm’s employment immediately by written notice for “cause,” death or “disability” and with 30 days’ prior written notice without “cause.” Mr. Helm may resign by written notice for “good reason” and with 30 days’ prior written notice without “good reason.” Such terms are defined in Mr. Helm’s employment agreement, as may be amended from time to time.
If we terminate Mr. Helm’s employment for cause or due to his disability or death or if Mr. Helm resigns without good reason, we must pay to him, in lieu of any other payments or benefits hereunder, any base salary earned but not paid through the termination date.
If we terminate Mr. Helm without “cause” or if Mr. Helm resigns for “good reason,” we must continue to pay Mr. Helm his base salary for a period of 12 months after the termination date and continue to pay life insurance benefits to the extent permitted under such plans until the earlier of such 12 month period and the date Mr. Helm has commenced new employment; conditioned upon Mr. Helm’s signing of a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Helm’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.

Mr. Helm’s employment agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. Helm’s employment and extend for one year thereafter (six months thereafter with respect to proprietary rights).
Jay Stasz
Mr. Stasz resigned from the Company effective June 30, 2022 to pursue another opportunity. Mr. Stasz was not paid any severance payments or benefits in connection with his resignation.
Mr. Stasz has agreed to confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that applied during his employment and extend for one year thereafter (six months thereafter with respect to proprietary rights).
Eric van der Valk
In May 2021, we entered into an employment agreement with Eric van der Valk, our Executive Vice President and Chief Operating Officer, which was amended in June 2022 (together, the “van der Valk Agreement”). Under the terms of the van der Valk Agreement, Mr. van der Valk is entitled to receive a minimum annual base salary, which may be reevaluated periodically by us or our Board. Mr. van der Valk is also eligible to receive an annual cash performance bonus based on our ability to achieve certain Company EBITDA targets per fiscal year. If our Company EBITDA is equal to or greater than a maximum for any given year, the bonus is 150% of his base salary; if our Company EBITDA is equal to the target EBITDA for a given year, the bonus is 75% of his base salary; and if our Company EBITDA is equal to or less than a minimum threshold for any given year, Mr. van der Valk will not be entitled to a bonus for that year.
Either we or Mr. van der Valk may terminate the agreement at any time upon written notice as specified in the agreement and outlined below. We may terminate Mr. van der Valk’s employment without “cause” by providing at least 30 days’ prior written notice. Mr. van der Valk must provide us with at least 30 days prior written notice in case of termination without “good reason” (as defined in the agreement).
If we terminate Mr. van der Valk’s employment agreement without “cause” or if Mr. van der Valk terminates the agreement for “good reason”, we must continue to pay Mr. van der Valk’s base salary for a period of 12 months after the termination date and continue to provide life insurance benefits to the extent permitted under such plans until the earlier of the end of the Severance Period (as defined therein) and the date Mr. van der Valk commences new employment; conditioned upon Mr. van der Valk’s signing of a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. van der Valk’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.
If we terminate Mr. van der Valk’s employment for “cause”, or he terminates for “good reason” or by reason of death or disability, we must pay his base salary earned but not paid through the termination date. “Good reason” and “cause” are defined as set forth under Mr. van der Valk’s employment agreement, as may be amended from time to time. Mr. van der Valk’s employment agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. van der Valk’s employment and extend for one year thereafter (six months thereafter with respect to proprietary rights).
Kevin McLain
In May 2014, we entered into an employment agreement with Kevin McLain, our Senior Vice President - General Merchandise Manager, which was subsequently amended in 2015 and on April 11, 2021 (together, the “McLain Agreement”). Under the terms of the McLain Agreement, Mr. McLain is entitled to receive a minimum annual base salary, which may be reevaluated periodically by us or our Board. Mr. McLain is also eligible to receive an annual cash performance bonus based on our ability to achieve certain Company EBITDA targets.
Pursuant to the McLain Agreement, if our Company EBITDA is equal to or greater than a maximum for any given year, the bonus is 100% of his base salary; if our Company EBITDA is equal to the target Company EBITDA for a given year, the bonus is 50% of his base salary; and if our Company EBITDA is equal to or less than a minimum threshold for any given year, Mr. McLain will not be entitled to a bonus for that year. Prior to the 2021 Amendment, Mr. McLain’s cash bonus maximum was 80% of his base salary. Our Compensation Committee may change the manner in which any bonus is determined or calculated with Mr. McLain’s consent pursuant to the agreement.
Either we or Mr. McLain may terminate the agreement at any time upon written notice as specified in the agreement and outlined below. We may terminate Mr. McLain’s employment immediately by written notice for “cause,” death, or “disability” and with 30 days’ prior written notice without “cause.” Mr. McLain may resign by written notice for “good reason” and with 30 days’ prior written notice without “good reason.” Such terms are defined in Mr. McLain’s employment agreement, as may be amended from time to time.
If we terminate Mr. McLain’s employment for cause or due to his disability or death or if Mr. McLain resigns without good reason, we must pay to him, in lieu of any other payments or benefits hereunder, any base salary earned but not paid through the termination date.
If we terminate Mr. McLain’s employment without cause or if Mr. McLain resigns for good reason, we must pay him his base salary for 12 months following the termination date until the earlier of the end of the such 12 month period or the date Mr. McLain has commenced new employment; conditioned upon Mr. McLain’s signing of a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. McLain’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.
Mr. McLain’s employment agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. McLain’s employment and extend for one year thereafter (six months thereafter with respect to proprietary rights).
Larry Kraus
In August 2022, we entered into an employment agreement with Larry Kraus, our Chief Information Officer (the “Kraus Agreement”). Under the terms of the Kraus Agreement, Mr. Kraus is entitled to receive a minimum annual base salary, which may be reevaluated periodically by us or our Board. Mr. Kraus is also eligible to receive an annual cash performance bonus based on our ability to achieve certain Company EBITDA targets per fiscal year. If our Company EBITDA is equal to or greater than a maximum for any given year, the bonus is 80% of his base salary; if our Company EBITDA is equal to the target EBITDA for a given year, the bonus is 40% of his base salary; and if our Company EBITDA is equal to or less than a minimum threshold for any given year, Mr. Kraus will not be entitled to a bonus for that year.
Either the Company or Mr. Kraus may terminate the employment agreement at any time upon written notice as specified in the Kraus Agreement and outlined below. The Company may terminate Mr. Kraus’s employment immediately by written notice for “cause”, death or “disability”, and with 30 days’ prior written notice without “cause”. Mr. Kraus may resign by written notice for “good reason” and with 30 days’ prior written notice without “good reason”. Such terms are defined in the Kraus Agreement.
If the Company terminates Mr. Kraus for cause or due to his disability or death, or if Mr. Kraus resigns without good reason, the Company must pay him, in lieu of any other payments or benefits, any base salary earned by not paid through the termination date.
If the Company terminates Mr. Kraus without “cause” or if Mr. Kraus resigns for “good reason”, the Company shall continue to pay Mr. Kraus his base salary for a period of twelve (12) months after the termination date until the earlier of such 12-month period and the date he has commenced new employment; conditioned upon Mr. Kraus’s signing of a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Kraus’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.
The Kraus Agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and noncompetition that apply during Mr. Kraus’s employment and extend for one year thereafter (six months thereafter with respect to proprietary rights).
Potential Payments Upon Termination of Employment or Change in Control
The following table summarizes amounts that would be payable to each of our NEOs upon resignation by the NEO with “Good Reason” or by us without “Cause,” or upon a termination following a “Change in Control”

on January 28, 2023, the last day of our fiscal year end. We do not have single-trigger payments upon a Change in Control. In the event of a termination by us for “Cause” or by reason of death or disability, or without “Good Reason,” no amounts are paid other than base salary earned but not paid through the termination date:
	“Good Reason” or Termination without “Cause” Termination Following a Change in Control(3)
	Severance Payments ($)(1)	Annual Incentive ($)(2)	Equity Compensation ($)(3)	Total ($)
John Swygert	1,800,000	900,000	6,562,265	9,262,265
Robert Helm	450,000	—	324,737	774,737
Eric van der Valk	525,000	—	1,357,333	1,882,333
Kevin McLain	335,000	—	1,086,484	1,421,484
Larry Kraus	325,000	—	768,472	1,093,472
(1)
Each of our NEOs is eligible to receive separation payments in the event the NEO resigns from the Company for “Good Reason” or is terminated by the Company without “Cause”, subject to certain conditions. These conditions are more fully described in “Employment Agreements.”

(2)
In the event Mr. Swygert resigns for “Good Reason” or is terminated without “Cause,” then the Company will pay Mr. Swygert a pro-rated portion of the bonus for the fiscal year in which such termination occurred, together with health, life, and disability payments during the severance period.

(3)
We do not maintain separate change in control agreements with any NEOs, but the 2015 Plan provides that equity awards granted to our NEOs will be accelerated to the extent that the NEO experiences a termination without Cause or with Good Reason (as defined in their employment agreements, if at all) within 12 months of the change in control. Amounts for all NEOs represent stock options and RSUs outstanding as of January 28, 2023.

Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer, John Swygert.
The 2022 annual total compensation of the median compensated employee, other than our Chief Executive Officer, was $23,259. Mr. Swygert’s total annual compensation for Fiscal 2022, as reported under the “Total” column in the 2022 Summary Compensation Table, was $4,117,437. The ratio of these amounts is 177 to 1.
To identify the median compensated employee, we analyzed employees as of January 28, 2023. We used total cash compensation, including base salary (and overtime and allowances as applicable) for Fiscal 2022, with salaries annualized for those permanent employees who did not work for the full fiscal year as our consistently applied compensation measure. We determined that we could use the median compensated employee from Fiscal 2021 as nothing occurred in Fiscal 2022 that required a change to the median compensated employee. In Fiscal 2021 reasonable estimates of cash compensation were made for those employees who were hired during Fiscal 2021 using current base salary and any overtime or allowances paid during Fiscal 2021. We did not make any other adjustments permissible by the SEC in Fiscal 2021 nor did we make any other material assumptions or estimates to identify our median employee.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported herein, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s core compensation objectives, refer to the “Compensation Discussion and Analysis” above.
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)(7)	Adjusted EBITDA ($)(8)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	4,117,437	5,902,431	973,808	1,075,052	101.75	120.56	102,790	168,875
2021	4,253,126	1,021,150	814,046	712,250	84.71	142.67	157,455	237,332
2020	2,265,783	4,725,192	839,257	1,158,624	178.60	137.26	242,696	306,500

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Swygert for each corresponding year in the “Total” column of the “Summary Compensation Table.”
(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Swygert, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Swygert during the applicable year and were not considered by the Compensation Committee at the time it made decisions with respect to Mr. Swygert’s compensation. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Swygert’s total compensation for each year to determine the compensation actually paid to him for the relevant year:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2022	4,117,437	(3,199,971)	4,984,965	5,902,431
2021	4,253,126	(3,199,997)	(31,979)	1,021,150
2020	2,265,783	—	2,459,409	4,725,192

(a)	The grant date fair value of equity awards represents the total amounts reported in the “Stock Awards” and “Option Awards” column of the “Summary Compensation Table” for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The Company did not (i) grant any equity awards that were granted and vested in the same year, (ii) grant any performance-based vesting equity awards, or (iii) pay any dividends or other earnings on equity awards that are not otherwise reflected in the fair value of the equity award. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	2022	2021	2020
Year End Fair Value of Equity Awards Granted During the Year ($)	4,162,954	1,698,456	—
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	675,099	(1,362,003)	2,455,150
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	146,912	(368,432)	4,259
Subtract: Forfeitures During Current Year Equal to Prior Year-end Fair Value ($)	—	—	—
Total Equity Award Adjustments ($)	4,984,965	(31,979)	2,459,409
(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Swygert) in the “Total” column of the “Summary Compensation Table” in each applicable year. The names of the NEOs (excluding Mr. Swygert) included for purposes of calculating the average amounts for each applicable year are as follows: (i) for 2022, Messrs. Helm, Stasz, van der Valk, McLain, and Kraus; (ii) for 2021, Messrs. Stasz, van der Valk, McLain and Kraus; and for 2020, Messrs. Stasz, McLain, Kraus, and Daugherty, Jr.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Swygert), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Swygert) during the applicable year and were not considered by the Compensation Committee at the time it made decisions with respect to the compensation of the NEOs. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Swygert) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($)(a)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	973,808	(346,132)	447,376	$1,075,052
2021	814,046	(233,445)	131,649	712,250
2020	839,257	(182,360)	501,727	1,158,624
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Fiscal Year	2022	2021	2020
Average Year End Fair Value of Equity Awards Granted During the Year ($)	678,828	245,981	433,545
Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	28,942	(109,640)	75,332
Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	1,034	(4,692)	(7,150)
Subtract: Forfeitures During Current Year Equal to Prior Year-end Fair Value ($)	(261,428)	—	—
Total Average Equity Award Adjustments ($)	447,376	131,649	501,727
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the NASDAQ US Benchmark Retail Index over the same period.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
Adjusted EBITDA is defined as net income before net interest income or expense, depreciation and amortization expenses, and income taxes, further adjusted for non-cash stock-based compensation expense and gains on insurance settlements. While the Company uses various financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s and the Compensation Committee’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance. Reconciliation and further information for Adjusted EBITDA can be found on page 39 of our Annual Report on Form 10-K, filed with the SEC on March 24, 2023.

Financial Performance Measure
As described in greater detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a mix of objective financial performance measures that seek to align the interests of the stockholders and executives while emphasizing variable, at-risk compensation largely tied to company performance goals and balancing both long- and near-term objectives. The Company has determined that Adjusted EBITDA (as defined above) is the financial performance measure that, in the Company’s and the Compensation Committee’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.
Analysis of the Information Presented in the Pay versus Performance Table
As noted above, the Company’s executive compensation program reflects a mix of objective financial performance measures that seek to balance both the Company’s long- and near-term objectives. As a result, the Company’s financial performance measures will not specifically align with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR
The following graph sets forth the relationship between the compensation actually paid to Mr. Swygert, the average amount of compensation actually paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid ($000s)
vs. Indexed TSR
Indexed TSR (to $100)
Compensation Actually Paid ($ in 000s)
200
180
160
140
120
100
80
60
40
20
-
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$4,725
$1,159
$1,021
$712
$5,902
$1,075
2019
2020
2021
2022
CEO Compensation Actually Paid ($000s)
Average NEO Compensation Actually Paid ($000s)
Ollie's Bargain Outlet Holdings, Inc.
NASDAQ US Benchmark Retail Index

Compensation Actually Paid and Net Income
The following graph sets forth the relationship between the compensation actually paid to Mr. Swygert, the average amount of compensation actually paid to our other NEOs, and the Company’s net income over the three most recently completed fiscal years.

Compensation Actually Paid vs. Ollie's Bargain Outlet Net Income

$300
$250
$200
$150
$100
$50
$-
Net Income ($ in Millions)
$7
$6
$5
$4
$3
$2
$1
$-
Compensation Actually Paid ($ in Millions)
$242.7
$157.5
$102.8
$4.7
$1.2
$1.0
$0.7
$5.9
$1.1
2020
2021
2022
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Income

Compensation Actually Paid and Adjusted EBITDA
The following graph sets forth the relationship between compensation actually paid to Mr. Swygert, the average amount of compensation actually paid to our other NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years.

Compensation Actually Paid
vs. Ollie's Bargain Outlet Adjusted EBITDA
Adjusted EBITDA ($ in Millions)
Compensation Actually Paid ($ in Millions)
$350
$300
$250
$200
$150
$100
$7
$6
$5
$4
$3
$2
$1
$-
$306.5
$237.3
$168.9
$4.7
$1.2
$1.0
$0.7
$5.9
$1.1
2020
2021
2022
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Adjusted EBITDA

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph compares our cumulative TSR over the three most recently completed fiscal years to that of the NASDAQ US Benchmark Retail Index over the same period.

Comparison of Cumulative TSR of Ollie's Bargain Outlet Holdings, Inc. and NASDAQ US Benchmark Retail Index (FYE 2019 = $100)
200
180
160
140
120
100
80
60
Indexed TSR (to $100)
2019
2020
2021
2022
Fiscal Year
Ollie's Bargain Outlet Holdings, Inc.
NASDAQ US Benchmark Retail Index

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table includes information as of April 17, 2023, about the beneficial ownership of our common stock by:
•	each person or group who is known by us to own beneficially more than 5% of our common stock;
•	each member of our Board, each nominee for election as a director, and each of our NEOs; and
•	all members of our Board and our executive officers as a group.
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 61,897,333 outstanding shares of common stock as of the record date. In addition, shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 17, 2023 are deemed to be outstanding and to be beneficially owned by the entity or person holding such options for the purpose of computing the percentage ownership of such entity or person, but are not treated as outstanding for the purpose of computing the number of shares owned and percentage ownership of any other entity or person. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below will have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
Unless otherwise indicated, the address for each holder listed below is c/o Ollie’s Bargain Outlet Holdings, Inc., 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.
	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of shares	Percentage of Class
5% Stockholder Not Listed Below:
FMR LLC	9,335,851(1)	15.08%
The Vanguard Group, Inc.	5,421,296(2)	8.76%
BlackRock, Inc.	5,006,831(3)	8.09%
Wasatch Advisors, Inc.	4,947,509(4)	7.99%
T. Rowe Price Investment Management, Inc.	3,630,597(5)	5.87%
The Bank of New York Mellon Corporation	3,105,122(6)	5.02%
Named Executive Officers and Directors:
John Swygert	278,130(7)	*
Robert Helm	—	—
Jay Stasz	38,805(8)	*
Eric van der Valk	17,059(9)	*
Kevin McLain	40,338(10)	*
Larry Kraus	27,465(11)	*
Alissa Ahlman	5,172(12)	*
Robert Fisch	26,253(13)	*
Stanley Fleishman	58,753(14)	*
Thomas Hendrickson	21,203(15)	*
Abid Rizvi	—	—
Stephen White	13,639(16)	*
Richard Zannino	7,358(17)	*
All Board members and executive officers as a group (13 persons)	534,175	0.86%
Outstanding Shares	61,897,333
*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)
In its Schedule 13G/A filed on February 9, 2023, FMR LLC, 245 Summer Street, Boston, MA 02210, stated that it beneficially owned the number of shares reported in the table as of December 31, 2022, had sole voting power over 9,330,346 of the shares, had sole dispositive power over 9,335,851 shares, and had no shared voting power or shared dispositive power over any of the shares.

(2)
In its Schedule 13G/A filed on February 9, 2023, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, stated that it beneficially owned the number of common shares reported in the table as of December 30, 2022, had no sole voting power over any of the shares, had shared voting power over 20,836 shares, had sole dispositive power over 5,344,622 of the shares, and had shared dispositive power over 76,674 shares.

(3)
In its Schedule 13G/A filed on February 3, 2023, BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, stated that it beneficially owned the number of shares reported in the table as of December 31, 2022, had sole voting power over 4,861,017 of the shares, had sole dispositive power over 5,006,831 shares, and had no shared voting power or shared dispositive power over any of the shares.

(4)
In its Schedule 13G/A filed on February 8, 2023, Wasatch Advisors, Inc., 505 Wakara Way, Salt Lake City, UT 84108, stated that it beneficially owned the number of common shares reported in the table as of December 31, 2022, had sole voting power over 4,947,509 shares, had no shared voting power over any of the shares, had sole dispositive power over 4,947,509 shares, and had no shared dispositive power over any of the shares.

(5)
In its Schedule 13G filed on February 14, 2023, T. Rowe Price Investment Management, Inc., 100 E. Pratt Street, Baltimore, MD 21202, stated that it beneficially owned the number of shares reported in the table as of December 31, 2022, had sole voting power over 1,025,104 of the shares, had sole dispositive power over 3,630,597 of the shares, and had no shared voting power or shared dispositive power over any of the shares.

(6)
In its Schedule 13G/A filed on February 10, 2023, The Bank of New York Mellon Corporation, 240 Greenwich Street, New York, NY 10286, stated that it beneficially owned the number of common shares reported in the table as of December 31, 2022, had sole voting power over 2,909,501 of the shares, had shared voting power over 360 of the shares, had sole dispositive power over 1,049,499 of the shares, and had shared dispositive power over 2,032,846 of the shares.

(7)	Includes 48,200 shares held directly by Mr. Swygert and 229,930 shares underlying vested options or options vesting within 60 days.
(8)	Includes 38,805 shares held directly by Mr. Stasz.
(9)	Includes 2,116 shares held directly by Mr. van der Valk and 14,943 shares underlying vested options or options vesting within 60 days.
(10)	Includes 7,555 shares held directly by Mr. McLain and 32,783 shares underlying vested options or options vesting within 60 days.
(11)	Includes 5,928 shares held directly by Mr. Kraus and 21,537 shares underlying vested options or options vesting within 60 days.
(12)	Represents 5,172 shares held directly by Ms. Ahlman.
(13)	Includes 20,003 shares held directly by Mr. Fisch and 6,250 shares underlying vested options or options vesting within 60 days.
(14)	Includes 52,503 shares held directly by Mr. Fleishman and 6,250 shares underlying vested options or options vesting within 60 days.
(15)	Includes 3,503 shares held directly and 1,950 shares held indirectly by Mr. Hendrickson and 15,750 shares underlying vested options or options vesting within 60 days.
(16)	Represents 13,639 shares held directly by Mr. White.
(17)	Represents 7,358 shares held directly by Mr. Zannino.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Board has adopted a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in such transaction. Our Audit Committee reviews and approves or ratifies related person transactions that exceed $120,000 individually or in the aggregate between us and (i) our directors, director nominees, or executive officers; (ii) any 5% record or beneficial owner of our common stock; or (iii) any immediate family member of any person specified in (i) and (ii) above. The Audit Committee will review all such related person transactions and, where the Audit Committee determines that such transactions are in our best interests, approve such transactions.
As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee will, in its judgment, consider in light of the relevant facts and circumstances whether the related person transaction is, or is not inconsistent with, our best interests, including consideration of various factors enumerated in the policy.
Any member of the Audit Committee who is a related person with respect to a related person transaction under review or is otherwise not disinterested will not be permitted to participate in the discussions or approval or ratification of the related person transaction. Our policy also includes certain exemptions for related person transactions that need not be reported and provides the Audit Committee with the discretion to pre-approve certain related person transactions.
In Fiscal 2021, Mr. Swygert began serving on the Board of Directors and Audit Committee of Hillman Solutions Corp. (Nasdaq: HLMN), a leading north American provider of complete hardware solutions. The Company made purchases from Big Time Products, LLC, a subsidiary of Hillman Solutions Corp. during Fiscal Year 2022 in the amount of $0.8 million. The Company made no purchases from Big Time Products, LLC in Fiscal 2021.
On November 29, 2022, Mr. Rizvi was appointed as a member of the Board. Mr. Rizvi currently serves as the Chief Executive Officer of AriZona Beverages, LLC. In Fiscal 2021, the Company made purchases from AriZona Beverages, LLC in the amount of approximately $2.1 million. In Fiscal 2022, the Company made purchases from AriZona Beverages, LLC in the amount of approximately $2.7 million.

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Board recommends that the stockholders ratify the selection of KPMG as our independent registered public accounting firm for our fiscal year ending February 3, 2024. The Audit Committee approved the selection of KPMG as our independent registered public accounting firm for our fiscal year 2023. In doing so, the Audit Committee considers among other things, such factors as:
•	The quality and efficiency of KPMG’s historical and recent performance on the Company’s audit;
•	KPMG’s capability and expertise;
•	The quality and candor of communications and discussions with KPMG;
•	The ability of KPMG to remain independent;
•	The appropriateness of fees charged; and
•
KPMG’s tenure as the Company’s independent registered public accounting firm and their familiarity with our operations, businesses, accounting practices, and internal controls over financial reporting.

KPMG is currently our independent registered public accounting firm.
Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.
We have been advised that a representative of KPMG, our independent registered public accounting firm for the year ended January 28, 2023, will attend the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.
The selection of KPMG as our independent registered accounting firm will be ratified by the affirmative vote of the holders of a majority of shares of common stock represented at the Annual Meeting and entitled to vote and voting on the proposal.
The Board recommends a vote “FOR” ratification of the selection of KPMG as our independent registered public accounting firm.

Principal Accounting Fees and Services
KPMG serves as our independent registered public accounting firm. The following table presents aggregate fees for professional services rendered by KPMG for the fiscal years ended January 28, 2023 and January 29, 2022.
	For the Fiscal Year Ended January 28, 2023	For the Fiscal Year Ended January 29, 2022
Audit Fees(1)	$1,129,000	$1,103,500
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—

All Other Fees(3)	$1,780	$1,780
(1)
Audit fees for the fiscal years ended January 28, 2023 and January 29, 2022 include fees for professional services rendered for the audit and quarterly reviews of our consolidated financial statements filed with the SEC on Forms 10-K and 10-Q and the audit of internal control over financial reporting.

(2)	There were no amounts billed for audit-related or tax fees for the fiscal years ended January 28, 2023 or January 29, 2022.
(3)	Other fees for the fiscal years ended January 28, 2023 and January 29, 2022 are for our use of KPMG’s online accounting research software.
The audit and non-audit services provided by KPMG were pre-approved by the Audit Committee. All audit and non-audit services provided to the Company and its subsidiaries by KPMG, the Company’s independent registered public accounting firm, during Fiscal 2022, were pre-approved by the Audit Committee. The Audit Committee reviews and approves all proposed audit and non-audit engagements and related fees of KPMG. In addition, any audit and non-audit fees for newly proposed professional services that arise during the year, or changes to previously approved fees and work, are reviewed and approved in advance of commencement of such services by the Audit Committee at their regularly scheduled meetings throughout the fiscal year. Should a situation arise that requires approval between meetings, the Audit Committee has delegated authority to its Chair to authorize such pre-approval and report on the same at the following regularly scheduled meeting. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from KPMG, that the provision of such services has not adversely affected KPMG’s independence.
According to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms, and non-audit engagements with the independent registered public accounting firm on behalf of the Company in advance of providing any service. It is not the responsibility of the Audit Committee to prepare the financial statements of the Company, to plan or execute the audits of these statements, or to determine whether the statements themselves are accurate and set out in accordance with generally accepted accounting principles. Ollie’s management is responsible for the preparation of these statements and establishing and maintaining effective internal controls over financial reporting. The independent registered public accounting firm is responsible for the audit of Ollie’s financial statements and the audit of the effectiveness of Ollie’s internal control over financial reporting.

REPORT OF THE AUDIT COMMITTEE
The duties and responsibilities of the Audit Committee is one of oversight, as set forth in its charter, which is reviewed periodically and updated as necessary. A current copy of the Audit Committee Charter can be found on our website, www.ollies.us, under the “Investor Relations—Governance” section.
The Audit Committee has:
•	reviewed and discussed our audited financial statements for Fiscal 2022, with management;
•
discussed with KPMG, our independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees); and

•
received from KPMG the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.

Based on these reviews and discussions and the reports of KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, for filing with the SEC.
The Audit Committee annually reviews the independence and performance of KPMG, including its lead audit partner and engagement team, in connection with the Audit Committee’s responsibility for the appointment and oversight of the Company’s independent registered public accounting firm and determines whether to re-engage KPMG or consider other audit firms.
Submitted by the Audit Committee:
Thomas Hendrickson, Chair
Stanley Fleishman
Abid Rizvi
Stephen White

STOCKHOLDER PROPOSALS AND NOMINATIONS AT THE 2024 ANNUAL MEETING
In order to be included in the Company’s proxy materials for presentation at the 2024 annual meeting of stockholders, a stockholder proposal pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices at Ollie’s Bargain Outlet Holdings, Inc., Attn: General Counsel, 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112 by no later than the close of business on January 5, 2024, and must comply with the requirements of Rule 14a-8.
The Bylaws contain an advance notice of stockholder business and nominations requirement, which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Company’s Board or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.
Accordingly, if a stockholder of the Company intends, at the Company’s 2024 annual meeting of stockholders, to nominate a person for election to the Company’s Board or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on March 17, 2024, and not earlier than the close of business on February 16, 2024.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than April 16, 2024.
Notices should be addressed in writing to the Secretary at Ollie’s Bargain Outlet Holdings, Inc., Attn: James J. Comitale, Senior Vice President, General Counsel, and Secretary, 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.
OTHER BUSINESS
The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.
It is important that your proxy be returned promptly, whether by mail, by the internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the Annual Meeting in person, you may withdraw any proxy (including an internet or telephonic proxy) and vote your own shares.
By Order of the Board,

JOHN SWYGERT
President and Chief Executive Officer

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 14, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V10141-P92831

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLLIE'S BARGAIN OUTLET HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors of the Board to hold office until the 2024 Annual Stockholders Meeting or until his or her respective successors have been elected and qualified;

Nominees:	For	Against	Abstain
1a. Alissa Ahlman	☐	☐	☐
1b. Robert Fisch	☐	☐	☐
1c. Stanley Fleishman	☐	☐	☐
1d. Thomas Hendrickson	☐	☐	☐
1e. Abid Rizvi	☐	☐	☐
1f. John Swygert	☐	☐	☐
1g. Stephen White	☐	☐	☐
1h. Richard Zannino	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve a non-binding proposal regarding the compensation of the Company's named executive officers;	☐	☐	☐
3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending February 3, 2024.	☐	☐	☐

NOTE: Such other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual/10-K Wrap are available at www.proxyvote.com

V10142-P92831

OLLIE'S BARGAIN OUTLET HOLDINGS, INC.
Annual Meeting of Stockholders
June 15, 2023 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Swygert, Robert Helm, and James Comitale, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OLLIE'S BARGAIN OUTLET HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live at the Colonial Golf and Tennis Club, 4901 Linglestown Road, Harrisburg, PA 17112 at 10:00 AM, EDT on June 15, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side